LOAN AND SECURITY AGREEMENT


     THIS  LOAN  AND SECURITY AGREEMENT is made as of January  6,
2003, by and between CITIZENS BUSINESS CREDIT, a division of Citizens Leasing Corporation (together with its successors and assigns, "Lender"), a Rhode Island corporation with an office at 100 Galleria Parkway, Suite 1655, Atlanta, Georgia 30339; and MILTOPE CORPORATION ("Borrower"), an Alabama corporation with its chief executive office and principal place of business at 3800 Richardson Road South, Hope Hull, Alabama 36043.

                         R e c i t a l s

     Borrower has requested that Lender make revolving loans  and
other   financial  accommodations  to  Borrower  as  more   fully
described in this Agreement.

     Lender is willing to make such loans and other financial accommodations to Borrower, subject to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of Ten Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

SECTION 1.DEFINITIONS; RULES OF CONSTRUCTION

     1.1.  Definitions.   When used herein  the  following  terms
shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

          Account - shall have the meaning given to "account" in the UCC.

          Account Debtor - any Person who is or may become obligated under or on account of an Account.

          Accounts Formula Amount - on any date of determination thereof, an amount up to 85% of the net amount of Eligible Accounts on such date. As used herein, the phrase "net amount of Eligible Accounts" shall mean the face amount of such Accounts on any date less any and all returns, rebates, discounts (which may, at Lender's option, be calculated on shortest terms), Deposits, credits, allowances or Taxes (including sales, excise or other taxes) at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with, or any interest accrued on the amount of, such Accounts at such date.

          Affiliate   -  a  Person  (other  than  a  Subsidiary):
     (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a Person; (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of a Person; or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by a Person or a Subsidiary of a Person.

          Agreement - the Loan and Security Agreement referred to in the first sentence hereof and all Exhibits and Schedules hereto.

          Applicable Law - all laws, rules and regulations applicable to the Person, conduct, transaction, covenant or


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     Loan  Documents in question, including all applicable common
     law   and  equitable  principles;  all  provisions  of   all
     applicable state and federal constitutions, statutes, rules, regulations and orders of governmental bodies; and orders, judgments and decrees of all courts and arbitrators.

          Availability - the amount that Borrower is entitled to borrow from time to time as Revolver Loans, such amount being the difference derived when the sum of the principal amount of Revolver Loans then outstanding (including any amounts which Lender may have paid for the account of Borrower pursuant to any of the Loan Documents and which have not been reimbursed by Borrower) is subtracted from the Borrowing Base. If the amount of the Revolver Loans outstanding is equal to or greater than the Borrowing Base, Availability is 0.

          Availability Reserve - on any date of determination thereof, an amount equal to the sum of the following on such date: (i) any amounts which Borrower is obligated to pay pursuant to the provisions of the Loan Documents but does not pay when due and which Lender elects to pay pursuant to any of the Loan Documents for the account of Borrower;
     (ii) a reserve for general inventory shrinkage, whether as a result of theft or otherwise, that is determined by Lender from time to time in its reasonable credit judgment based upon Borrower's historical losses due to such shrinkage;
     (iii) all amounts of past due rent, fees or other charges owing at such time by Borrower to any landlord of any premises where any of the Collateral is located or to any processor, repairman, mechanic or other Person who is in possession of any Collateral or has asserted any Lien or claim thereto; (iv) $500,000 until such time that Borrower shall have obtained the written consent of The Montgomery Airport Authority, as lessor, and Lender shall have filed of public record the Mortgage with respect to Borrower's real Property leased from such authority and received title insurance commitments in respect thereof in form reasonably acceptable to Lender, and (v) for so long as any Event of Default exists, such additional reserves as Lender in its sole and absolute discretion may elect to impose from time to time, without waiving any such Event of Default or Lender's entitlement to accelerate the maturity of the Obligations as a consequence thereof.

          Average Loan Balance - for any month, the amount obtained by adding the unpaid balance of Revolver Loans owing by Borrower to Lender at the end of each day for each day during the month in question and by dividing such sum by the number of days in such month that this Agreement is in effect.

          Bank - Citizens Bank of Rhode Island, N.A.

          Bankruptcy Code - Title 22 of the United States Code.

          Borrowing Base - on any date of determination thereof, an amount equal to the lesser of: (a) the Revolver Facility Amount, or (b) an amount equal to the (i) Accounts Formula Amount on such date plus (ii) the Inventory Formula Amount on such date minus (iii) the Availability Reserve on such date.

          Borrowing   Base   Certificate  -  a   Borrowing   Base
     Certificate in the form of Exhibit B attached hereto.

          Business Day - any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Georgia or Rhode Island or is a day on which banking institutions located in such states are closed.

          Capital Expenditures - expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations.

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          Capitalized Lease Obligation - any Debt represented  by
     obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

          Cash Equivalents - (i) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government having maturities of not more than 22 months from the date of acquisition; (ii) domestic certificates of deposit and time deposits having maturities of not more than 22 months from the date of acquisition, bankers' acceptances having maturities of not more than 22 months from the date of acquisition and overnight bank deposits, in each case issued by any commercial bank organized under the laws of the United States, any state thereof or the District of Columbia, which at the time of acquisition are rated A-2 (or better) by Standard & Poor's Corporation or P-2 (or better) by Moody's Investors Services, Inc., and (unless issued by a Lender) not subject to offset rights in favor of such bank arising from any banking relationship with such bank; (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (i) and (ii) entered into with any financial institution meeting the qualifications specified in clause (ii) above; and
     (iv) commercial paper having at the time of investment therein or a contractual commitment to invest therein a rating of A-2 (or better) by Standard & Poor's Corporation or P-2 (or better) by Moody's Investors Services, Inc., and having a maturity within 9 months after the date of acquisition thereof.

          CERCLA   -  the  Comprehensive  Environmental  Response
     Compensation and Liability Act, 42 U.S.C. ' 9602 et seq. and its implementing regulations.

          Chattel Paper - shall have the meaning ascribed to the term "chattel paper" in the UCC.

          Claims - any and all claims, demands, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, awards, remedial response, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable attorneys', accountants' or consultants' fees and expenses), whether arising under or in connection with the Loan Documents, under any Applicable Law (including any Environmental Law) or otherwise, that may now or hereafter be suffered or incurred by a Person.

          Closing Date - the date on which all of the conditions precedent in Section 10 hereof are satisfied and the initial
     Loan is made under this Agreement.

          Collateral - all of the Property and interests in Property described in Section 6 hereof, and all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations.

          Commercial Tort Claim - shall have the meaning given to "commercial tort claim" in the UCC.

          Compliance Certificate - a Compliance Certificate to be provided by Borrower to Lender in accordance with, and in the form annexed as Exhibit C to, this Agreement.

          Consolidated - the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

          Current Maturities of Long Term Debt shall mean all payments in respect of Long Term Debt (other than the


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     Obligations)  that are required to be made within  one  year
     from   the  date  of  determination,  whether  or  not   the
     obligation to make such payments would constitute a current liability of the obligor under GAAP.

          Debt - as applied to a Person means, without duplication: (i) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Debt is to be determined, including Capitalized Lease Obligations; (ii) all obligations of other Persons which such Person has guaranteed; (iii) all reimbursement obligations in connection with letters of credit or letter of credit guaranties issued for the account of such Person; and (iv) in the case of Borrower (without duplication), the Obligations.

          Default - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

          Default Rate - a fluctuating rate per annum which, on any date, is equal to the interest rate then in effect for such date plus 2%.

          Deposit Account - shall have the meaning given to "deposit account" in the UCC.

          Deposits - any prepayment, deposit, down payment or similar payment made to Borrower in respect of an Account.

          Distribution - in respect of any entity, (i) any payment of any dividends or other distributions on Equity Interests of the entity (except distributions in such Equity Interests) and (ii) any purchase, redemption or other acquisition or retirement for value of any Equity Interests of the entity or any Affiliate of the entity unless made contemporaneously from the net proceeds of the sale of Equity Interests.

          Document - shall have the meaning ascribed to the  term
     "document" in the UCC.

          Dollars  and the sign "$" - lawful money of the  United
     States of America.

          Dominion Account - a special account of Lender established by Borrower pursuant to this Agreement at a bank selected by Borrower, but acceptable to Lender in its reasonable discretion, and over which Lender shall have sole and exclusive access and control for withdrawal purposes.

          EBITDA - for any Fiscal Quarter of Borrower, without duplication, the sum of the following for such period determined on a Consolidated basis: (i) Net Income, plus
     (ii) depreciation, plus (iii) amortization, plus (iv) all interest expense, plus (v) income tax expense, plus
     (vi) other non-cash charges deducted in calculating Net Income (excluding extraordinary gains and losses).

          Eligible Account - an Account arising in the ordinary course of Borrower's business from the sale of goods or rendition of services which is payable in Dollars and which Lender, in its customary credit judgment, deems to be an Eligible Account. Without limiting the generality of the foregoing, no Account shall be an Eligible Account if:
     (i) it arises out of a sale made by Borrower to a Subsidiary or an Affiliate of Borrower or to a Person controlled by an Affiliate of Borrower; (ii) it is due or unpaid more than 90 days after the original invoice date; (iii) 50% or more of the Accounts from the Account Debtor are not deemed Eligible Accounts hereunder; (iv) the total unpaid Accounts of the Account Debtor exceed 10% of the net amount of all Eligible Accounts or exceeds a credit limit established by Lender for such Account Debtor, in each case, to the extent of such excess; (v) any covenant, representation or warranty contained in this Agreement with respect to such Account has been breached; (vi) the Account Debtor is also Borrower's

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

     creditor or supplier, or the Account Debtor has disputed liability with respect to such Account or the Account otherwise is subject to any right of setoff, counterclaim, reserve or chargeback, to the extent of such offset,
     counterclaim,   disputed  amount,  reserve  or   chargeback;
     (vii)  it  arises from a sale to an Account Debtor with  its principal office, assets or place of business outside the United States, unless the sale is backed by an irrevocable letter of credit issued or confirmed by a bank acceptable to Lender and that is in form and substance acceptable to
     Lender and payable in the full amount of the Account in freely convertible Dollars at a place of payment within the United States and, if requested by Lender, such letter of credit, or amounts payable thereunder, is assigned to Lender; (viii) it arises from a sale to the Account Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis; (ix) the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless Borrower assigns its right to payment of such Account to Lender, in a manner satisfactory to Lender, so as to comply with the Assignment of Claims Act of 2940 (32 U.S.C. '3727 and 42 U.S.C. '25), or is a state, county or municipality, or a political subdivision or agency thereof and Applicable Law disallows or restricts an assignment of Accounts on which it is the Account Debtor;
     (x) the Account is evidenced by chattel paper or an instrument that have not been endorsed and delivered to Lender; or (xi) the performance of the services or delivery of goods giving rise to such Account has been bonded or guaranteed, unless all rights of such surety or guarantor to payment under any such Account have been subordinated, in form acceptable to Lender, to the Lien of Lender under this Agreement.

           Eligible Inventory - such Inventory of Borrower (other than packaging materials, labels, supplies) which Lender, in its sole credit judgment, deems to be Eligible Inventory. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory unless: (i) it is raw materials or computer subassemblies in their original, unopened packaging; (ii) it is owned by Borrower and not held by it on consignment or other sale or return terms;
     (iii) it is in good, new and saleable condition and is not damaged or defective; (iv) it is not slow-moving, obsolete or unmerchantable and is not goods returned to Borrower by or repossessed from an Account Debtor; (v) it meets all standards imposed by any Governmental Authority; (vi) it conforms in all respects to the warranties and representations set forth in this Agreement; (vii) it is at all times subject to Lender's duly perfected, first priority security interest and no other Lien except a Permitted Lien;
     (viii) it is situated at a location in compliance with this Agreement, is not in transit or outside the continental United States and is not consigned to any Person; and (ix) it is not the subject of a negotiable warehouse receipt or other negotiable Document.

          Environmental Laws - all federal, state and local laws, rules, regulations, codes, ordinances, programs, permits, guidance, orders and consent decrees, now or hereafter in effect and relating to health, safety or environmental matters, including the CERCLA.

          Environmental Release - a release as defined in CERCLA or under any applicable Environmental Law.

          Equipment - shall have the meaning given to "equipment" in the UCC.

          Equity Interest - the interest of (i) a shareholder in a corporation, (ii) a partner (whether general or limited) in a partnership (whether general, limited or limited liability), (iii) a member in a limited liability company, or (iv) any other Person having any other form of equity security.

          ERISA - the Employee Retirement Income Security Act of 1974, as amended, and all rules and regulations from time to time promulgated thereunder.

          Event of Default - as defined in Section 11.1 hereof.


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

          Fiscal Quarter - any of the quarterly accounting periods of Borrower.

          Fiscal   Year  -  the  fiscal  year  of  Borrower   for
     accounting and tax purposes.

          Fixed Charge Coverage Ratio shall mean, on a consolidated basis for Borrower and its Consolidated Subsidiaries, the ratio of (i) EBITDA for the Fiscal Quarter just ended and the immediately preceding 3 Fiscal Quarters, minus total Capital Expenditures incurred and cash Taxes paid during any applicable period, to (ii) the sum of Interest Expense for the Fiscal Quarter just ended and the immediately preceding 3 Fiscal Quarters and Current Maturities of Long Term Debt, calculated at the end of the Fiscal Quarter just ended.

          Funded Debt of any Person shall mean at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred price of property or services, except trade accounts payable arising in the ordinary course of business,
     (iv) all obligations of such Person as lessee under Capitalized Leases, (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, and (vi) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid or to be paid under a letter of credit or similar instrument.

          GAAP - generally accepted accounting principles in the United States of America in effect from time to time.

          General Intangible - shall have the meaning given to "general intangible" in the UCC.

          Governmental Approvals - means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all national state or local government (whether domestic or foreign) and any political subdivisions thereof in any other governmental, quasi-governmental, judicial, administrative, public or statutory instrumentality, authority, body, agency, bureau or entity.

         Governmental Authority - any federal, state, municipal, national or other governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the District of Columbia or a foreign entity or government.

          Guarantor  -  Parent  or  any  other  Person  who   may
     hereafter guarantee payment or performance of the whole or any part of the Obligations.

          Guaranty Agreement - a guaranty that is at any time executed by a Guarantor in favor of Lender.

          Insolvency Proceeding - any action, case or proceeding commenced by or against a Person, or any agreement of such Person, for (a) the entry of an order for relief under any chapter of the Bankruptcy Code or other insolvency or debt adjustment law (whether state, federal or foreign), (b) the appointment of a receiver, trustee, liquidator or other custodian for such Person or any part of its Property,
     (c) an assignment or trust mortgage for the benefit of creditors of such Person, or (d) the liquidation, dissolution or winding up of the affairs of such Person.


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

          Instrument - shall have the meaning ascribed to the term "instrument" in the UCC.

          Intellectual Property - Property constituting under any
     Applicable Law a patent, patent application, copyright, trademark, service mark, tradename or mask work, or license or other right to use any of the foregoing.

          Intellectual Property Claim - the assertion by any Person of a claim (whether asserted in writing, by action, suit or proceeding or by other means) that Borrower's ownership, use, marketing, sale or distribution of any Inventory, Intellectual Property or other Property is violative of any ownership, patent, copyright, trademark or other rights of such Person.

           Intercreditor Agreement - the Intercreditor Agreement, dated on or about the date hereof, between Regions and Lender.

          Interest Expense shall mean, for any period, interest expense (including capitalized interest) in respect of Indebtedness of Borrower and its Consolidated Subsidiaries as determined in accordance with GAAP.

          Inventory - shall have the meaning given to "inventory" in the UCC.

          Inventory Formula Amount - on any date of determination thereof, an amount equal to the lesser of (i) $2,000,000 or
     (ii) 24% of the Value of Eligible Inventory consisting of raw materials and computer subassemblies in their original, unopened packaging.

          Investment Property - shall have the meaning given to "investment property" in the UCC.

          Letter of Credit Right - shall have the meaning given to "letter-of-credit right" in the UCC.

          Lien - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose hereof, Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

          Loan Account - the loan account established on the books of Lender pursuant to Section 4.6 hereof.

          Loan Documents - this Agreement, the Other Agreements and the Security Documents.

          Loan Year - a period commencing each calendar year on the same month and day as the date hereof and ending on the same month and day in the immediately succeeding calendar year, with the first such period (i.e., the first Loan Year) to commence on the date of this Agreement.

          Loans - all loans and advances of any kind made by Lender pursuant to this Agreement.

          Long Term Debt shall mean at any date all Funded Debt which matures (or the maturity of which may at the option of the Parent or any Consolidated Subsidiary be extended such that it matures) more than one year after such date.

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

          Margin Stock - as such term is defined in Regulation U and Regulation G of the Board of Governors.

          Material Adverse Effect - the effect of any event or condition which, alone or when taken together with other events or conditions occurring or existing concurrently therewith, (a) has a material adverse effect upon the business, operations, Properties, condition (financial or otherwise) or business prospects of any Obligor; (b) has any material adverse effect whatsoever upon the validity or enforceability hereof or any of the other Loan Documents;
     (c) has or may be reasonably expected to have any material adverse effect upon the value of the whole or any material part of the Collateral, the Liens of Lender with respect to the Collateral or any material part thereof or the priority of such Liens; (d) materially impairs the ability of Borrower or any other Obligor to perform its obligations under this Agreement, any Guaranty Agreement or any of the other Loan Documents, including repayment of the Obligations when due; or (e) materially impairs the ability of Lender to enforce or collect the Obligations or realize upon any of the Collateral in accordance with the Loan Documents and Applicable Law.

          Material Contract - an agreement to which an Obligor is a party (other than the Loan Documents) for which breach, termination, cancellation, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect.

          Maximum  Rate  -  the  maximum  non-usurious  rate   of
     interest permitted by Applicable Law that at any time, or from time to time, may be contracted for, taken, reserved, charged or received on the Debt in question or, to the extent that at any time Applicable Law may thereafter permit a higher maximum non-usurious rate of interest, then such higher rate. Notwithstanding any other provision hereof, the Maximum Rate shall be calculated on a daily basis (computed on the actual number of days elapsed over a year of 365 or 366 days, as the case may be).

          Money Borrowed - (i) Debt arising from the lending of money by any Person to Borrower; (ii) Debt, whether or not in any such case arising from the lending by any Person of money to Borrower, (A) which is represented by notes payable or drafts accepted that evidence extensions of credit,
     (B) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Debt that constitutes a Capitalized Lease Obligation; (iv) reimbursement obligations with respect to letters of credit or guaranties of letters of credit and (v) Debt of Borrower under any guaranty of obligations that would constitute Debt for Money Borrowed under clauses (i) through (iii) hereof, if owed directly by Borrower.

          Mortgages - the mortgages, deeds of trust or deeds to secure debt to be executed by Borrower on or before the Closing Date in favor of Lender and by which Borrower shall grant and convey to Lender Liens upon the Real Estate as security for the payment of the Obligations.

          Multiemployer  Plan  -  has the meaning  set  forth  in
     Section 4001(a)(3) of ERISA.

          Net Income (Loss) - for any applicable period, the aggregate net income (or loss) of Borrower from continuing operations (excluding any income (or loss) included therein resulting from extraordinary items).

          Net Proceeds - with respect to a disposition of any Collateral, proceeds (including cash receivable (when received) by way of deferred payment) received by Borrower from the sale, lease, transfer or other disposition of any Property, including insurance proceeds and awards of compensation received with respect to the destruction or condemnation of all or part of such Property, net of:
     (i) the reasonable and customary costs of such sale, lease, transfer or other disposition (including legal fees and sales commissions); and (ii) amounts applied to repayment of Debt (other than the Obligations) secured by a Permitted Lien on the Collateral disposed of that is senior to Lender's Liens with respect to such Collateral.

          Net Worth - at any date of determination, Borrower's total shareholders' equity (including capital stock, additional paid-in capital and retained earnings, after deducting treasury stock) which would appear as such on a balance sheet of Borrower prepared in accordance with GAAP.

          Note - the Revolver Note.

          Obligations - all debts, liabilities, obligations, covenants and duties now or at any time or times hereafter owing by Borrower to Lender, howsoever evidenced or arising, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several, including all of the Loans and all interest payable in connection therewith and all other sums chargeable to or payable by Borrower under the Loan Documents, any other agreement heretofore or hereafter entered into by Borrower with or executed by Borrower in favor of Lender, or Applicable Law.

          Obligor  -  Borrower,  each Guarantor  and  each  other
     Person (other than Lender) who is at any time liable for the payment of any of the Obligations.

          Organization Documents - with respect to any Person, its charter, certificate or articles of incorporation, articles of organization, operating agreement, partnership agreement or similar agreement or instrument governing the formation or operation of such Person.

          Original Term - as defined in Section 5.1 hereof.

          Other Agreements - any and all agreements, instruments and documents (other than this Agreement and the Security Documents), heretofore, now or hereafter executed by Borrower, any Subsidiary of Borrower or any other Person and delivered to Lender in respect of the transactions contemplated by this Agreement, including the Note, the Intercreditor Agreement and the Subordination Agreement.

          Out-of-Formula  Condition - as defined in  Section  2.1
     hereof.

          Out-of-Formula Loan - a Revolver Loan made when an Out-of-Formula Condition exists or the amount of any Revolver
     Loan  which,  when  funded,  results  in  an  Out-of-Formula
     Condition.

          Parent - Miltope Group Inc., a Delaware corporation.

          Participant - each Person who shall be granted the right by Lender to participate in any of the Loans described in this Agreement and who shall have entered into a participation agreement in form and substance satisfactory to Lender.

          Payment Items - all checks, drafts, or other items of payment payable to Borrower, including proceeds of any of the Collateral.

          Permitted  Lien  -  a  Lien  of  a  kind  specified  in
     Section 9.2.5 hereof.

          Permitted Use - a use of proceeds of any of the Loans to pay (i) on the Closing Date, the repayment of certain indebtedness owing to Regions Bank and all fees and expenses then payable to Lender under this Agreement, and (ii) after the Closing Date, any Debt incurred in the ordinary course of Borrower's business to the extent not prohibited by this Agreement, Capital Expenditures to the extent permitted by the Loan Documents and any of the Obligations.

          Person - an individual, partnership, corporation, limited liability company, limited liability partnership, joint stock company, land trust, business trust, unincorporated organization or other form of business entity, or a government or agency or political subdivision thereof.

          Plan - an employee benefit plan now or hereafter maintained for employees of Borrower that is covered by Title IV of ERISA.

          Prime Rate - the rate of interest announced or quoted by Bank from time to time as its prime rate, which rate might not be the lowest rate charged by Bank; and, if such prime rate for commercial loans is discontinued by Bank as a standard, a comparable reference rate designated by Bank as a substitute therefor shall be the Prime Rate.

          Projections - Borrower's forecasted (a) balance sheets,
     (b) profit and loss statements, (c) cash flow statements, and (d) capitalization statements, all prepared on a consistent basis with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

          Properly Contested - in the case of any Debt of an Obligor (including any Tax) that is not paid as and when due or payable by reason of such Obligor's bona fide dispute concerning its liability to pay same or concerning the amount thereof, (i) such Debt and any Liens securing same are being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted;
     (ii) such Obligor has established appropriate reserves as shall be required in conformity with GAAP; (iii) the non-payment of such Debt during the period being contested by such Obligor will not have a Material Adverse Effect and does not and will not result in a forfeiture of, foreclosure upon or loss of any assets of such Obligor; (iv) no Lien is imposed upon any of such Obligor's assets with respect to such Debt unless such Lien is at all times junior and subordinate in priority to the Liens in favor of Lender
     (except  only  with  respect to  property  taxes  that  have priority as a matter of applicable state law) and enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute;
     (v) if the Debt results from or is determined by the entry, rendition or issuance against a Obligor or any of its assets of a judgment, writ, order or decree, such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review and such Obligor shall have established adequate reserves in accordance with GAAP for such judgment, writ, order or decree or the same is either fully insured against by an insurer that has not denied or reserved rights with respect to coverage or has been bonded to Lender's satisfaction; and (vi) if such dispute or contest is abandoned, settled or determined adversely to such Obligor, such Obligor forthwith pays such Debt and all penalties and interest in connection therewith.

          Property - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

          Purchase Money Debt - means and includes (i) Debt (other than the Obligations) for the payment of all or any part of the purchase price of any fixed assets, (ii) any Debt (other than the Obligations) incurred at the time of or within 10 days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and (iii) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

          Purchase Money Lien - a Lien upon fixed assets which secures Purchase Money Debt, but only if such Lien shall at all times be confined solely to the fixed assets acquired through the incurrence of the Purchase Money Debt secured by such Lien.

          Real Estate - all parcels or tracts of real Property of Borrower located in Montogomery County, Alabama, and Windsor
     County, Vermont.

           Regions - Regions Bank, a bank organized under the laws of the State of Alabama.

          Regions Documents - the Regions Note and all loan agreements, security agreements, mortgages and other documents, instruments or agreements executed or delivered by Borrower evidencing or securing any Debt at any time owing by Borrower to Regions.

          Regions Note - a promissory note, dated on or about the Closing Date, made by Borrower to the order of Regions in the original principal amount of $1,000,000.

          Reportable  Event  -  any of the events  set  forth  in
     Section 4043(b) of ERISA.

          Restricted Investment - any acquisition of Property by Borrower or any of its Subsidiaries in exchange for cash or other Property, whether in the form of an acquisition of Equity Interests or Debt, or the purchase or acquisition by Borrower or any Subsidiary of any other Property, or a loan, advance, capital contribution or subscription, except acquisitions of the following: (a) fixed assets to be used in the business of Borrower or any Subsidiary so long as the acquisition costs thereof constitute Capital Expenditures permitted hereunder; (b) goods held for sale or lease or to be used in the manufacture of goods or the provision of services by Borrower or any Subsidiary in the ordinary course of business; (c) Current Assets arising from the sale or lease of goods or the rendition of services in the ordinary course of business of Borrower or any Subsidiary;
     (d) investments in Subsidiaries to the extent existing on the Closing Date; and (e) Cash Equivalents.

          Revolver Facility Amount - the amount of $8,000,000.

          Revolver  Loan - a Loan made by Lender as  provided  in
     Section 2.1.1 hereof.

          Revolver Note - the Revolver Note to be executed by Borrower in favor of Lender on the Closing Date in the form of Exhibit A attached hereto.

          Schedule  of  Accounts - as defined  in  Section  7.2.1
     hereof.

          Security   -  shall  have  the  same  meaning   as   in
     Section 2(1) of the Securities Act of 1933.

          Security   Documents  -  the  Mortgages,  any  Guaranty
     Agreement, and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations.

          Senior   Officer  -  the  chairman  of  the  board   of
     directors, the president or the chief financial officer of, or any in-house legal counsel to, Borrower.

          Solvent  -  as  to  any Person, such  Person  (i)  owns
     Property whose fair saleable value is greater than the amount required to pay all of such Person's Debts (including contingent debts), (ii) is able to pay all of its Debts as such Debts mature, (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; and (iv) is not "insolvent" within the meaning of Section 101(32) of the Bankruptcy Code.

          Subordinated   Debt  -  Debt  of   Borrower   that   is
     subordinated   to   the   Obligations   pursuant   to    the
     Subordination Agreement.

          Subordination  Agreement - any agreement  entered  into
     among   Lender,   Borrower  and  a  creditor   of   Borrower
     subordinating the payment of Debt owing to such creditor to the payment of the Obligations.

          Subsidiary  -  any  Person a  majority  of  the  Equity
     Interests of which is at the time owned, directly or indirectly, by Borrower or by one or more other Subsidiaries or by Borrower and one or more other Subsidiaries.

          Supporting Obligation - shall have the meaning given to "supporting obligation" in the UCC.

          Tangible Net Worth - as applied to any Person, the Net Worth of such Person at the time in question, after deducting therefrom the amount of all intangible items reflected therein, including all unamortized debt discount and expense, unamortized research and development expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, unamortized excess cost of investment in Subsidiaries over equity at dates of acquisition, and all similar items which should properly be treated as intangibles in accordance with GAAP.

          Taxes - any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including income, receipts, excise, property, sales, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto.

          Termination Date - the date on which this Agreement is terminated for any reason under Section 5 hereof.

          UCC - the Uniform Commercial Code (or any successor statute) as adopted and in force in the State of Georgia or, when the laws of any other state govern the method or manner of the creation or perfection of any security interest in any of the Collateral, the Uniform Commercial Code (or any successor statute) of such state.

          Value - with reference to the value of Eligible Inventory, value determined on the basis of the lower of cost or market of such Eligible Inventory, with the cost thereof calculated on a first-in, first-out basis, determined in accordance with GAAP.

          Voting Stock - Securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

     1.2. Accounting Terms. Unless otherwise specified herein, all terms of an accounting character used in this Agreement shall be interpreted, all accounting determinations under this Agreement shall be made, and all financial statements required to be delivered under this Agreement shall be prepared, in accordance with GAAP, applied on a basis consistent with the most recent audited Consolidated financial statements of Borrower and its Subsidiaries heretofore delivered to Lender and using the same method for inventory valuation as used in such audited financial statements, except for any change in which Borrower's independent public accountants concur or as required by GAAP. In the event of any change in GAAP that occurs after the date hereof and that is material to Borrower, Lender shall have the right to require either that conforming adjustments be made to any financial covenants set forth in this Agreement, or the components thereof, that are affected by such change or that Borrower report its financial condition based on GAAP as in effect immediately prior to the occurrence of such change.

     1.3.  Other  Terms.   All  other  terms  contained  in  this
Agreement shall have, when the context so indicates, the meanings provided for by the UCC to the extent the same are used or defined therein.

     1.4. Certain Matters of Construction. The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding." All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any Person shall mean and include the successors and permitted assigns of such Person. All references to any of the Loan Documents shall include any and all amendments or modifications thereto and any and all restatements, extensions or renewals thereof. Wherever the phrase "including" shall appear in this Agreement, such word shall be understood to mean "including, without limitation." Whenever the phrase "to the best of Borrower's knowledge" or words of similar import relating to the knowledge or the awareness of Borrower are used herein, such phrase shall mean and refer to (i) the actual knowledge of a Senior Officer of Borrower or (ii) the knowledge that a Senior Officer would have obtained if they had engaged in good faith and the diligent performance of their duties.

SECTION 2.CREDIT  FACILITIES

     Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lender agrees to make a total credit facility of up to $8,000,000 available upon Borrower's request therefor, as follows:

     2.1. Revolver Loans.

          2.1.1 Revolver Loans. Lender agrees, during the term of this Agreement and for so long as no Default or Event of Default exists, to make Revolver Loans to Borrower from time to time, as requested by Borrower in the manner set forth in
Section 4.1.1 hereof, up to a maximum principal amount at any time outstanding equal to the Borrowing Base at such time. The Revolver Loans shall be evidenced by the Revolver Note and used solely for Permitted Uses. In no event shall any proceeds of any Revolver Loans be used to purchase or to carry, or to reduce, retire or refinance any Debt incurred to purchase or carry, any Margin Stock. If the unpaid balance of Revolver Loans outstanding at any time should exceed the Borrowing Base at such time (an "Out-of-Formula Condition"), such Revolver Loans shall nevertheless constitute Obligations that are secured by the Collateral and entitled to all of the benefits of the Loan
Documents. In the event that Lender is willing in its sole and absolute discretion to make Out-of-Formula Loans, such Out-of-Formula Loans shall be payable on demand and shall bear interest as provided in this Agreement for Revolver Loans generally or at such higher rate of interest as Lender may require as a condition to making any such Out-of-Formula Loans.

SECTION 3.INTEREST,  FEES  AND  CHARGES

     3.1. Interest.

          3.1.1. Rates of Interest. Borrower agrees to pay interest in respect of all unpaid principal amounts of the Loans from the respective dates such principal amounts are advanced until paid (whether at stated maturity, on acceleration or otherwise) at a rate per annum equal to .5% plus the Prime Rate in effect from time to time. The applicable rate of interest shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Prime Rate, with such adjustments to be effective as of the opening of business on the day that any such change in the Prime Rate becomes effective. Interest on each Loan shall accrue from and including the date on which such Loan is made, but excluding the date of any repayment thereof; provided, however, that, if a Loan is repaid on the same day made, one day's interest shall be paid on such Loan. The Prime Rate on the date hereof is 4.25% per annum and, therefore, the rate of interest in effect hereunder on the date hereof, expressed in simple interest terms, is 4.75% per annum.

          3.1.2. Default Rate of Interest. Interest shall accrue at the Default Rate (i) with respect to the principal amount of any portion of the Obligations (and, to the extent permitted by Applicable Law, all past due interest) that is not paid on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise), until such amount is paid in full, and (ii) with respect to the principal amount of all of the Obligations (and, to the extent permitted by Applicable Law, all past due interest), upon the earliest to occur of (x) Borrower's receipt of notice of Lender's election to charge the Default Rate based upon the existence of any Event of Default or (y) the commencement by or against Borrower of an Insolvency Proceeding, whether or not under the circumstances described in either clause (i) or (ii) hereof Lender elects to accelerate the maturity or demand payment of any of the Obligations. To the fullest extent permitted by Applicable Law, the Default Rate shall apply and accrue on any judgment entered with respect to any of the Obligations and with respect to the unpaid principal amount of the Obligations during any Insolvency Proceeding of Borrower. Borrower acknowledges that the cost and expense to Lender attendant upon the occurrence of an Event of Default are difficult to ascertain or estimate and that the Default Rate is a fair and reasonable estimate to compensate Lender for such added cost and expense.

     3.2. Fees.

          3.2.1.     Origination  Fee.   Borrower  shall  pay  to
Lender an origination fee of $80,000, which shall be deemed fully earned and payable upon Borrower's execution and delivery of this Agreement.

          3.2.2. Unused Line Fee. Borrower shall pay to Lender a monthly fee equal to .5% per annum of the amount by which the Average Loan Balance for any month (or portion thereof that this Agreement is in effect) is less than the Revolver Facility Amount, with such fee to be paid on the first day of the following month; but if this Agreement is terminated on a day other than the first day of a month, then any such fee payable for the month in which termination shall occur shall be paid on the effective date of such termination.

          3.2.3. Audit and Appraisal Fees. Borrower shall reimburse Lender for all reasonable costs and expenses incurred in connection with audits and appraisals of Borrower's books and records and such other matters as Lender shall deem appropriate at a rate not to exceed $800 per day for each auditor plus out of pocket expenses; provided, however, that for so long as no Event of Default exists, Borrower shall not be obligated to reimburse Lender for more than four (4) such audits during any fiscal year of Borrower.

          3.2.4. General Provisions Relating to Fees. All fees shall be fully earned by Lender when due and payable and, except as otherwise set forth herein or required by Applicable Law, shall not be subject to refund, rebate or proration. All fees provided for in Section 3.2 hereof are and shall be deemed to be for compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money.

     3.3. Computation of Interest and Fees. All interest, fees and other charges hereunder shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days. For the purpose of computing interest hereunder, all Payment Items received by Lender shall be deemed applied by Lender on account of the Obligations (subject to final payment of such items) on the second Business Day after receipt by Lender of such items in Lender's account located in Providence, Rhode Island, and Lender shall be deemed to have received such Payment Item on the date specified in Section 4.4 hereof.

     3.4. Reimbursement of Expenses. If, at any time or times regardless of whether or not an Event of Default then exists,
Lender incurs reasonable legal or accounting expenses or any other costs or out-of-pocket expenses in connection with (i) the negotiation and preparation of this Agreement or any of the other Loan Documents, any amendment of or modification of this Agreement or any of the other Loan Documents, or any sale or attempted sale of any interest herein to a Participant; (ii) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby;
(iii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower or any other Person) in any way relating to the Collateral, this Agreement or any of the other Loan Documents or Borrower's affairs; (iv) any attempt to enforce any rights of Lender against Borrower or any other Person which may be obligated to Lender by virtue of this Agreement or any of the other Loan Documents, including the Account Debtors; or (v) any attempt to inspect (subject to limits as may be applicable under Section 3.2.3 hereof), verify, protect, preserve, perfect or continue the perfection of Lender's Liens upon, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; then all such reasonable legal and accounting expenses, other costs and out of pocket expenses of Lender shall be charged to Borrower. All amounts chargeable to Borrower under this Section 3.4 shall be Obligations secured by all of the Collateral, shall be payable on demand to Lender. Borrower shall also reimburse Lender for expenses incurred by Lender in its administration of the Collateral to the extent and in the manner provided in Section 6 hereof.

     3.5. Bank Charges. Borrower shall pay to Lender, on demand, any and all fees, costs or expenses which Lender or any Participant pays to a bank or other similar institution (including, any fees paid by Lender to any Participant) arising out of or in connection with (i) the forwarding to Borrower or any other Person on behalf of Borrower, by Lender or any Participant, of proceeds of Loans made by Lender to Borrower pursuant to this Agreement and (ii) the depositing for collection, by Lender or any Participant, of any check or item of payment received or delivered to Lender or any Participant on account of the Obligations. Borrower acknowledges and agrees that Lender may charge such costs, fees and expenses to Borrower based upon Lender's good faith estimate of such costs, fees and expenses as they are incurred by Lender, subject to later adjustment for the amount actually incurred.

     3.6. Maximum Interest. Regardless of any provision contained in any of the Loan Documents, in no contingency or event whatsoever shall the aggregate of all amounts that are contracted for, charged or received by Lender pursuant to the terms of any of the Loan Documents and that are deemed interest under Applicable Law exceed the highest rate permissible under any Applicable Law. No agreements, conditions, provisions or stipulations contained in any of the Loan Documents or the exercise by Lender of the right to accelerate the payment or the maturity of all or any portion of the Obligations, or the exercise of any option whatsoever contained in any of the Loan Documents, or the prepayment by Borrower of any of the Obligations, or the occurrence of any contingency whatsoever, shall entitle Lender to charge or receive in any event, interest or any charges, amounts, premiums or fees deemed interest by Applicable Law (such interest, charges, amounts, premiums and fees referred to herein collectively as "Interest") in excess of the Maximum Rate and in no event shall Borrower be obligated to pay Interest exceeding such Maximum Rate, and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrower to pay Interest exceeding the Maximum Rate shall be without binding force or effect, at law or in equity, to the extent only of the excess of Interest over such Maximum Rate. If any Interest is charged or received in excess of the Maximum Rate ("Excess"), Borrower acknowledges and stipulates that any such charge or receipt shall be the result of an accident and bona fide error, and such Excess, to the extent received, shall be applied first to reduce the principal Obligations and the balance, if any, returned to Borrower, it being the intent of the parties hereto not to enter into a usurious or otherwise illegal relationship. All monies paid to Lender hereunder or under any of the other Loan Documents, whether at maturity or by prepayment, shall be subject to any rebate of unearned interest as and to the extent required by Applicable Law. By the execution of this Agreement, Borrower covenants that (i) the credit or return of any Excess shall constitute the acceptance by Borrower of such Excess, and (ii) Borrower shall not seek or pursue any other remedy, legal or equitable, against Lender, based in whole or in part upon contracting for, charging or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Lender, all interest at any time contracted for, charged or received from Borrower in connection with any of the Loan Documents shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Obligations. Borrower and Lender shall, to the maximum extent permitted under Applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof. The provisions of this Section shall be deemed to be incorporated into every Loan Document (whether or not any provision of this Section is referred to therein).

SECTION 4.  LOAN ADMINISTRATION

     4.1. Manner of Borrowing Revolver Loans. Borrowings under the credit facility established pursuant to Section 2.1 hereof shall be as follows:

               4.1.1.    Revolver Loan Requests.  A request for a
Revolver Loan shall be made, or shall be deemed to be made, in the following manner: (i) Borrower may give Lender notice of its intention to borrow, in which notice Borrower shall specify the amount of the proposed borrowing and the proposed borrowing date, no later than 11:00 a.m. on the proposed borrowing date; and
(ii) unless payment is otherwise timely made by Borrower, the becoming due of any amount required to be paid under this
Agreement  or  any  of  the other Loan Documents,  as  principal,
accrued  interest,  fees  or  other  charges,  shall  be   deemed
irrevocably to be a request by Borrower from Lender for a Revolver Loan on the due date of, and in an aggregate amount required to pay, such principal, accrued interest, fees or other charges and the proceeds of each such Revolver Loan may be disbursed by Lender by way of direct payment of the relevant Obligation and shall bear interest at the rate of interest applicable to Revolver Loans. Lender shall have no obligation to Borrower to honor any deemed request for a Revolver Loan under clause (ii) of the immediately preceding sentence, but may do so in its discretion and without regard to the existence of, and without being deemed to have waived, any Default or Event of Default and without regard to the existence or creation of an Out-of-Formula Condition. As an accommodation to Borrower, Lender
may   permit   telephonic  requests  for  loans  and   electronic
transmittal   of  instructions,  authorizations,  agreements   or
reports to Lender by Borrower. Unless Borrower specifically directs Lender in writing not to accept or act upon telephonic or electronic communications from Borrower, Lender shall not have any liability to Borrower for any loss or damage suffered by Borrower as a result of Lender's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Lender by Borrower and Lender shall have no duty to verify the origin of any such communication or the identity or authority of the Person sending it.

                4.1.2. Disbursement Authorization. Borrower hereby irrevocably authorizes Lender to disburse the proceeds of each Revolver Loan requested, or deemed to be requested pursuant to Section 4.1.1, as follows: (i) the proceeds of each Revolver Loan requested under Section 4.1.1(i) shall be disbursed by Lender in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrower, and in the case of each subsequent borrowing, by wire transfer to such bank account as may be agreed upon by Borrower and Lender from time to time or elsewhere if pursuant to a written direction from Borrower; and
(ii)   the  proceeds  of  each  Revolver  Loan  requested   under
Section 4.1.1(ii) shall be disbursed by Lender by way of direct payment of the relevant interest or other Obligation.

     4.2. Repayment of Revolver Loans.

                4.2.1. Payment of Principal. The outstanding principal amounts with respect to the Revolver Loans shall be due and payable in Dollars without any offset or counterclaim immediately upon (a) each receipt by Borrower or Lender of any proceeds or payments of any of the Collateral, to the extent of such proceeds or payments, and (b) the Termination Date. Notwithstanding anything to the contrary contained elsewhere in this Agreement, if an Out-of-Formula Condition shall exist, Borrower shall, on demand, repay the outstanding Revolver Loans in an amount sufficient to reduce the aggregate unpaid principal amount of all Revolver Loans by an amount equal to such excess.

                4.2.2. Payment of Interest. Interest accrued on the Revolver Loans shall be due and payable on (i) the first calendar day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, with respect to any Revolver Loan, and (ii) on the Termination Date.

     4.3. Payment of Other Obligations. The balance of the Obligations requiring the payment of monies shall be payable by Borrower to Lender in Dollars and without offset, defense or counterclaim, as and when provided in the Loan Documents, or, if no date of payment is otherwise specified in the Loan Documents, on demand.

     4.4. Application of Payments and Collections. All Payment Items received by Lender by 12:00 noon, Atlanta, Georgia time, on any Business Day shall be deemed received on the second Business Day thereafter. All Payment Items received after 12:00 noon, Atlanta, Georgia time, on any Business Day shall be deemed received on the third Business Day thereafter. If as the result of collections of Accounts as authorized by Section 7.2.6 hereof a credit balance exists in the Loan Account, such credit balance shall not accrue interest in favor of Borrower, but shall be available to Borrower at any time or times for so long as no Default or Event of Default exists.

     4.5. All Loans to Constitute One Obligation. The Loans shall constitute one general Obligation of Borrower and (unless and to the extent otherwise expressly provided in any of the Security Documents) shall be secured by Lender's Lien upon all of the Collateral.

     4.6. Loan Account. Lender shall establish an account on its books (the "Loan Account") and shall enter all Loans as debits to the Loan Account and shall also record in the Loan Account all payments made by Borrower on any Obligations and all proceeds of Collateral which are finally paid to Lender, and may record therein, in accordance with customary accounting practice, other debits and credits, including interest and all charges and expenses properly chargeable to Borrower.

     4.7. Statements of Account. Lender will account to Borrower monthly with a statement of Loans, charges and payments made pursuant to this Agreement, and, in the absence of manifest error, such accounting rendered by Lender shall be deemed rebuttably conclusive upon Borrower unless Lender is notified by Borrower in writing to the contrary within 30 days after the date each accounting is deemed to have been sent pursuant to
Section 12.8. Such notice shall only be deemed an objection to those items specifically objected to therein.

     4.8. Marshalling; Payments Set Aside. Lender shall be under no obligation to marshal any assets in favor of Borrower or any other Obligor or against or in payment of any or all of the Obligations. To the extent that Borrower makes a payment to Lender or Lender receives payment from the proceeds of any Collateral or exercises its right of setoff, and such payment or the proceeds of such enforcement or setoff (or any part thereof) are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other Person, then to the extent of any such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. The provisions of the immediately preceding sentence of this Section 4.9 shall survive any termination of this Agreement and payment in full of the Obligations.

SECTION 5.TERM  AND  TERMINATION

     5.1. Term of Agreement. Subject to Lender's right to cease making Loans to Borrower upon or after the occurrence of any Default or Event of Default or upon termination of this Agreement as provided in Section 5.2 hereof, this Agreement shall be in effect for a period of three (3) years from the date hereof, through January 5, 2006 (the "Original Term").

     5.2. Termination.

                5.2.1. Termination by Lender. Lender may terminate this Agreement without notice upon or after the occurrence of an Event of Default; provided, however, that this Agreement shall automatically terminate as provided in Section
11.2 hereof.

                5.2.2. Termination by Borrower. Upon at least 60 days prior written notice to Lender, Borrower may, at its option, terminate this Agreement. Any notice of termination given by Borrower shall be irrevocable unless Lender otherwise agrees in writing. Borrower may elect to terminate this Agreement in its entirety only. For purposes hereof, the Obligations shall not be deemed to have been satisfied until all Obligations for the payment of money have been paid to Lender in same day funds and all Obligations that are at the time in question contingent have been fully cash collateralized in favor and to the satisfaction of Lender or Lender has received as beneficiary a direct pay letter of credit in form and from an issuing bank acceptable to Lender and providing for direct payment to Lender of all such contingent Obligations at the time they become fixed.

                5.2.3. Termination Charges. On the effective date of termination of this Agreement for any reason, Borrower shall pay to Lender (in addition to the then outstanding principal, accrued interest, fees and other charges owing under the terms of this Agreement and any of the other Loan Documents), as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to 1% of the Revolver Facility Amount if termination occurs during the first or the second Loan Year.

                5.2.4. Effect of Termination. All of the Obligations shall be immediately due and payable upon the effective date of termination by Lender or, in the case of a termination by Borrower, upon the date specified in Borrower's notice of termination of this Agreement as the effective date of such termination. All undertakings, agreements, covenants, warranties and representations of Borrower contained in the Loan Documents shall survive any such termination, and Lender shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents notwithstanding such termination, until Borrower has satisfied all of the Obligations in the manner described in Section 5.2.2. Notwithstanding the payment in full of the Obligations, Lender shall not be required to terminate its security interests in the Collateral unless, with respect to any loss or damage Lender may incur as a result of dishonored Payment Items received by Lender from Borrower or any Account Debtor and applied to the Obligations, Lender has either (at its option) (i) received a written agreement, executed by Borrower and by any Person whose loans or other advances to Borrower are used in whole or in part to satisfy the Obligations, indemnifying Lender from any such loss or damage; or
(ii) retained such monetary reserves and Liens on the Collateral for such period of time as Lender, in its reasonable discretion, may deem necessary to protect Lender from any such loss or damage. The provisions of Section 4.8 hereof and all obligations of Borrower pursuant to this Agreement to indemnify Lender shall in all events survive any termination of this Agreement.

SECTION 6.COLLATERAL SECURITY

     6.1. Grant of Security Interest in Collateral. To secure the prompt payment and performance to Lender of all of the Obligations, Borrower hereby grants to Lender a continuing security interest in and Lien upon all of the following Property and interests in Property of Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

          (i)  All Accounts;

          (ii) All Inventory;

          (iii)     All Instruments;

          (iv) All Chattel Paper;

          (v)  All Documents;

          (vi) All General Intangibles;

          (vii)     All Equipment;

          (viii)       All    Investment   Property,    including
     Securities,  whether  certificated  or  uncertificated  (but
     excluding  any  portion  thereof  that  constitutes   Margin
     Stock), and all securities entitlements;

          (ixx)     All Deposit Accounts;

          (x)  All Supporting Obligations;

          (xi) All Letter of Credit Rights;

          (xii)     All Commercial Tort Claims;

          (xiii) All monies now or at any time or times hereafter in the possession or under the control of Lender or a bailee or Affiliate of Lender;

          (xiv) All accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of any of the foregoing, including proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral and claims against any Person for loss of, damage to, or destruction of any of the Collateral; and

          (xv) All books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs, and other computer materials and records) of Borrower pertaining to any of the foregoing.

     6.2. Lien Perfection; Further Assurances. Promptly after Lender's request therefor, Borrower shall execute and deliver to Lender such instruments, assignments or documents as are necessary under the UCC or other Applicable Law to perfect (or continue the perfection of) Lender's Lien upon the Collateral and shall take such other action as may be requested by Lender to give effect to or carry out the intent and purposes of this Agreement. Unless prohibited by Applicable Law, Borrower hereby authorizes Lender to execute and file any such financing statement on Borrower's behalf. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof.

     6.3. Lien on Deposit Accounts. As additional security for the payment and performance of the Obligations, Borrower grants to Lender a security interest in and assigns to Lender all of
Borrower's right, title and interest in and to each Deposit Account of Borrower and in and to any deposits or other sums at any time credited to each such Deposit Account, including any sums in any blocked account or any special lockbox account. In connection with the foregoing, Borrower hereby authorizes and directs each bank or other depository at which a Deposit Account is maintained to pay or deliver to Lender upon its written demand therefor made at any time that an Event of Default exists and without further notice to Borrower (such notice being hereby expressly waived), all balances in each Deposit Account maintained by Borrower with such depository for application to the Obligations then outstanding. The rights given Lender in this Section shall be cumulative with and in addition to Lender's other rights and remedies in regard to the foregoing Property as proceeds of Collateral. Borrower hereby irrevocably appoints Lender as its attorney to collect any and all such balances to the extent any such payment is not made to Lender by such bank or other depository after demand thereon is made by Lender pursuant hereto.

     6.4 Lien on Real Estate. The due and punctual payment and performance of the Obligations shall also be secured by the Lien created by the Mortgages upon the Real Estate of Borrower described therein. The Mortgages shall be executed by Borrower in favor of Lender on or about the Closing Date and shall be duly recorded, at Borrower's expense, in each office where such recording is required to constitute a fully perfected Lien upon the Real Estate covered thereby.

SECTION 7.COLLATERAL ADMINISTRATION

     7.1. General.

                7.1.1. Location of Collateral. All tangible items of Collateral, other than Inventory in transit and motor vehicles, shall at all times be kept by Borrower and its Subsidiaries at one or more of the business locations set forth in Schedule 7.1.1 hereto and shall not be moved therefrom, without the prior written approval of Lender, except that prior to an Event of Default and Lender's acceleration of the maturity of the Obligations in consequence thereof, Borrower may (i) make sales or other dispositions of any Collateral to the extent authorized by Section 9.2.9 hereof and (ii) may move Inventory or any record relating to any Collateral to a location in the United States other than those shown on Schedule 7.1.1 hereto so long as Borrower has given Lender at least 30 Business Days' prior written notice of such new location and prior to moving any Inventory to such location Borrower has executed and delivered to Lender UCC-1 financing statements and any other appropriate documentation to perfect or continue the perfection of Lender's Liens with respect to such Inventory and all proceeds thereof.

                7.1.2.    Insurance of Collateral; Insurance  and
Condemnation Proceeds.

               (i) Borrower shall maintain and pay for insurance upon all Collateral, wherever located, covering casualty, hazard, public liability, theft, malicious mischief, and such other risks in such amounts and with such insurance companies as are reasonably satisfactory to Lender. All proceeds payable under each such policy shall be payable to Lender for application to the Obligations. Borrower shall deliver the originals or certified copies of such policies to Lender with satisfactory lender's loss payable endorsements reasonably satisfactory to Lender, naming Lender as sole loss payee, assignee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever and a clause specifying that the interest of Lender shall not be impaired or invalidated by any act or neglect of Borrower or the owner of the Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. If Borrower fails to provide and pay for such insurance, Lender may, at its option, but shall not be required to, procure the same and charge Borrower therefor. Borrower agrees to deliver to Lender, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies. For so long as no Event of Default exists, Borrower shall have the right to settle, adjust and compromise any claim with respect to any insurance maintained by Borrower provided that all proceeds thereof are applied in the manner specified in this Agreement, and Lender agrees promptly to provide any necessary endorsement to any checks or drafts issued in payment of any such claim. At any time that an Event of Default exists, only Lender shall be authorized to settle, adjust and compromise such claims. Lender shall have all rights and remedies with respect to such policies of insurance as are provided for in this Agreement and the other Loan Documents.

                7.1.3.    Protection of Collateral.  All expenses
of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, all Taxes imposed by any Applicable Law on any of the Collateral or in respect of the sale thereof, and all other payments required to be made by Lender to any Person to realize upon any Collateral shall be borne and paid by Borrower. If Borrower fails to promptly pay any portion thereof when due, Lender may, at its option and after notice to Borrower, but shall not be required to, pay the same and charge Borrower therefor. Lender shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Lender's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other Person whomsoever, but the same shall be at Borrower's sole risk.

          7.1.4.     Defense  of  Title to Collateral.   Borrower
shall at all times defend Borrower's title to the Collateral and Lender's Liens therein against all Persons and all claims and demands whatsoever.

     7.2. Administration of Accounts.

                7.2.1. Records, Schedules and Assignments of Accounts. Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit to Lender on such periodic basis as Lender shall request a sales and collections report for the preceding period, in form satisfactory to Lender. Borrower shall also provide to Lender on or before the 20th day of each month, (i) a detailed aged trial balance of all Accounts existing as of the last day of the preceding month, specifying the names, addresses, face value, dates of invoices and due dates for each Account Debtor obligated on an Account so listed ("Schedule of Accounts") and the basis on which such Schedules of Accounts are prepared and, upon Lender's request therefor, copies of proof of delivery and the original copy of all documents, including repayment histories and present status reports relating to the Accounts so scheduled and such other matters and information relating to the status of then existing Accounts as Lender shall reasonably request and (ii) a detailed aged payables balance of all trade payables existing as of the last day of the preceding month. In addition, if Accounts in an aggregate face amount in excess of $50,000 cease to be
Eligible  Accounts  in  whole or in part, Borrower  shall  notify
Lender of such occurrence promptly (and in any event within 2 Business Days) after Borrower's having obtained knowledge of such occurrence and the Borrowing Base shall thereupon be adjusted to reflect such occurrence. Upon Lender=s written request, Borrower shall promptly deliver to Lender copies of invoices or invoice registers related to all of its Accounts.

                7.2.2. Discounts, Allowances, Disputes. If Borrower grants any discounts, allowances or credits that are not shown on the face of the invoice for the Account involved, Borrower shall report such discounts, allowances or credits, as the case may be, to Lender as part of the next required Schedule of Accounts. If any amounts due and owing in excess of $50,000 are in dispute between Borrower and any Account Debtor, Borrower shall provide Lender with written notice thereof at the time of submission of the next Schedule of Accounts, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy. Upon and after the occurrence of an Event of Default, Lender shall have the right to settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of the Accounts upon such terms and conditions as Lender may reasonably deem advisable, and to charge the deficiencies, costs and expenses thereof, including attorneys' fees, to Borrower.

                7.2.3. Taxes. If an Account includes a charge for any Taxes payable to any governmental taxing authority, Lender is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of Borrower and to charge Borrower therefor if Borrower shall fail to pay such amounts within three (3) Business Days after Lender's request to do so ; provided, however, that Lender shall not be liable for any Taxes that may be due by Borrower.

                7.2.4. Account Verification. Whether or not a Default or an Event of Default exists, any of Lender's officers, employees or agents shall have the right, at any time or times hereafter, in the name of Lender, any designee of Lender or Borrower, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph or otherwise. Borrower shall cooperate fully with Lender in an effort to facilitate and promptly conclude any such verification process.

                7.2.5. Maintenance of Lockbox and Dominion Account. Borrower shall maintain a lockbox arrangement ("Lockbox") with Bank ("Collecting Bank"). Promptly after the Closing Date, Borrower shall notify all Account Debtors to remit all payments due Borrower to the Lockbox. Borrower shall issue to Collecting Bank an irrevocable letter of instruction directing Collecting Bank to deposit all payments or other remittances received in the Lockbox to the Dominion Account. All funds deposited in the Dominion Account shall immediately become the property of Lender and Borrower shall obtain the agreement by such banks in favor of Lender to waive any offset rights against the funds so deposited. Lender assumes no responsibility for lockbox arrangements, including any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.

                7.2.6. Collection of Accounts; Proceeds of Collateral. All Payment Items received by Borrower in respect of Accounts, together with the proceeds of any other Collateral, shall be held as Lender's property by Borrower as trustee of an express trust for Lender's benefit and Borrower shall immediately deposit same in kind in the Dominion Account. Lender retains the right at all times after the occurrence of a Default or an Event of Default to notify Account Debtors that Accounts have been assigned to Lender and to collect Accounts directly in its own name and to charge to Borrower the collection costs and expenses, including attorneys' fees.

     7.3. Administration of Inventory.

                 7.3.1.     Records  and  Reports  of  Inventory.
Borrower shall keep accurate and complete records of its Inventory consistent with past practices and without change in format or assumptions on which such Inventory reports are based. Borrower shall furnish Lender Inventory reports in form and detail satisfactory to Lender at such times as Lender may request, but at least once each month, not later than the 20th day of such month. Borrower shall conduct a physical inventory no less frequently than annually and shall provide to Lender a report based on each such physical inventory promptly thereafter, together with such supporting information as Lender shall request.

                7.3.2. Returns of Inventory. Borrower shall not return any of its Inventory to a supplier or vendor thereof, or any other Person, whether for cash, credit against future purchases or then existing payables, or otherwise, unless such return is in the ordinary course of business of Borrower and such Person and any payments received by Borrower in connection with any such return is promptly turned over to Lender for application to the Obligations.

     7.4. Administration of Equipment.

                7.4.1. Records and Schedules of Equipment. Borrower shall keep accurate records itemizing and describing the kind, type, quality, quantity and cost of its Equipment and all dispositions made in accordance with Section 7.4.2 hereof, and shall furnish Lender with a current schedule containing the foregoing information on at least an annual basis and more often if requested by Lender. Promptly after request therefor by Lender, Borrower shall deliver to Lender any and all evidence of ownership, if any, of any of the Equipment.

                7.4.2. Dispositions of Equipment. Borrower will not sell, lease or otherwise dispose of or transfer any of the Equipment or any part thereof without the prior written consent of Lender; provided, however, that the foregoing restriction shall not apply, for so long as no Default or Event of Default exists, to (i) dispositions of Equipment which, in the aggregate during any consecutive 12-month period, has a fair market value or book value, whichever is more, of $10,000 or less, provided that all Net Proceeds thereof are remitted to Lender for application to the Obligations, or (ii) replacements of Equipment that is substantially worn, damaged or obsolete with Equipment of like kind, function and value, provided that the replacement Equipment shall be acquired prior to or concurrently with any disposition of the Equipment that is to be replaced, the replacement Equipment shall be free and clear of Liens other than Permitted Liens that are not Purchase Money Liens, and Borrower shall have given Lender at least 10 days prior written notice of such disposition.

                7.4.3. Condition of Equipment. The Equipment is in good operating condition and repair, and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved, reasonable wear and tear excepted. Borrower will not permit any of the Equipment to become affixed to any real Property leased to Borrower so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the landlord of such real Property has executed a landlord waiver or leasehold mortgage in favor of and in form acceptable to Lender, and Borrower will not permit any of the Equipment to become an accession to any personal Property that is subject to a Lien unless the Lien is a Permitted Lien.

     7.5. Borrowing Base Certificates. On the Closing Date and on or before the third Business Day of each week after the Closing Date or at more frequent intervals as Lender may request, Borrower shall deliver to Lender a Borrowing Base Certificate prepared as of the close of business of the previous week, and at such other times as Lender may request. All calculations of Availability in connection with any Borrowing Base Certificate shall originally be made by Borrower and certified by a Senior Officer to Lender, provided that Lender shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation (i) to reflect its reasonable estimate of declines in value of any of the Collateral described therein and (ii) to the extent that such calculation is not in accordance with this Agreement or does not accurately reflect the amount of the Availability Reserve.

     7.6. Payment of Charges. All amounts chargeable to Borrower under this Section 7 shall be Obligations secured by all of the Collateral and shall be payable on demand.

SECTION 8.REPRESENTATIONS AND WARRANTIES

     8.1.  General  Representations and  Warranties.   To  induce
Lender  to  enter  into  this  Agreement  and  to  make  advances
hereunder,  Borrower  warrants  and  represents  to  Lender   and
covenants with Lender that:

               8.1.1. Organization and Qualification. Each of Borrower and its Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each of Borrower and its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign limited liability company or corporation in each state or jurisdiction listed on
Schedule 8.1.1 hereto.

                8.1.2.    Corporate Power and Authority.  Each of
Borrower and its Subsidiaries is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary action and do not and will not (i) require any consent or approval of any of the holders of the Equity Interests of Borrower or any of its Subsidiaries; (ii) contravene Borrower's or any of its Subsidiaries' Organization Documents;
(iii) violate, or cause Borrower or any of its Subsidiaries to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to Borrower or any of its Subsidiaries; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower or any of its Subsidiaries is a party or by which it or its Properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by Borrower or any of its Subsidiaries.

                8.1.3.     Legally  Enforceable Agreement.   This
Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of each of Borrower and its Subsidiaries enforceable against it in accordance with its respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, or by principles of equity pertaining to the availability of equitable remedies.

                8.1.4. Capital Structure. As of the date hereof, Schedule 8.1.4 hereto states (i) the correct name of each of the Subsidiaries of Borrower, its jurisdiction of organization and the percentage of its Equity Interests having voting powers owned by Borrower, and (ii) the name of each of Borrower's corporate  or  joint venture Affiliates and  the  nature  of  the affiliation. Borrower has good title to all of the shares it purports to own of the Equity Interests of each of its Subsidiaries, free and clear in each case of any Lien other than Permitted Liens. All such Equity Interests have been duly issued and are fully paid and non-assessable.

                8.1.5. Corporate Names. During the preceding 7 years, neither Borrower nor any of its Subsidiaries has been known as or used any corporate, fictitious or trade names except those listed on Schedule 8.1.5 hereto. Except as set forth on
Schedule 8.1.5, during the preceding 7 years neither Borrower nor any of its Subsidiaries has been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person.

                8.1.6. Business Locations; Agent for Process. Each of Borrower's and its Subsidiaries' chief executive office and other places of business are as listed on Schedule 7.1.1 hereto. During the preceding five-year period, neither Borrower nor any of its Subsidiaries has had an office, place of business or agent for service of process other than as listed on
Schedule 7.1.1. Except as shown on Schedule 7.1.1, no Inventory is stored with a bailee, warehouseman or similar Person, nor is any Inventory consigned to any Person.

                8.1.7. Title to Properties; Priority of Liens. Each of Borrower and its Subsidiaries has good, indefeasible and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real Property, and good title to all of the Collateral and all of its other Property, in each case free and clear of all Liens except
Permitted Liens. Borrower has paid or discharged all lawful claims which, if unpaid, might become a Lien against any of Borrower's Properties that is not a Permitted Lien. The Liens granted to Lender under Section 6 hereof are first priority Liens, subject only to those Permitted Liens which are expressly stated to have priority over the Liens of Lender.

                 8.1.8. Accounts. Lender may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrower with respect to any Account. Unless otherwise indicated in writing to Lender, with respect to each Account:

                (i) It is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

                (ii) It arises out of a completed, bona fide sale and delivery of goods or rendition of services by Borrower in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between Borrower and the Account Debtor;

                (iii)      It is for a liquidated amount maturing
     as stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Lender; and

                (iv) Borrower has made no agreement with any Account Debtor for any extension, compromise, settlement or modification of any such Account or any deduction therefrom, except for down payments received by Borrower or discounts or allowances which are granted by Borrower in the ordinary course of its business for prompt payment and all of which are reflected in the calculation of the net amount of each respective invoice related thereto and are reflected in the Schedules of Accounts submitted to Lender pursuant to
     Section 7.2.1 hereof.

                8.1.9. Financial Statements; Fiscal Year. The Consolidated and consolidating balance sheets of Borrower and such other Persons described therein (including the accounts of all Subsidiaries of Borrower for the respective periods during which a Subsidiary relationship existed) as of December 31, 2001, and the related statements of income, changes in stockholder's equity, and changes in financial position for the periods ended on such dates, have been prepared in accordance with GAAP, and present fairly, in all material respects, the financial positions of Borrower and such Persons at such dates and the results of Borrower's operations for such periods. Since December 31, 2001, there has been no material change in the condition, financial or otherwise, of Borrower and such other Persons as shown on the Consolidated balance sheet as of such date, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse.

                 8.1.10. Full Disclosure. The financial statements referred to in Section 8.1.9 hereof do not, nor does this Agreement or any other written statement of Borrower to Lender, contain any untrue statement of a fact or omit a fact necessary to make the statements contained therein or herein not misleading in any material respect. There is no fact or circumstances which Borrower has failed to disclose to Lender in writing and which may reasonably be expected to have a Material Adverse Effect.

                8.1.11.   Solvent Financial Condition.   Each  of
Borrower and its Subsidiaries is now and, after giving effect to the Loans to be made hereunder, at all times will be, Solvent.

               8.1.12. Surety Obligations. Neither Borrower nor any of its Subsidiaries is obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

                  8.1.13.    Taxes.    Borrower's   federal   tax
identification number is 11-2354135. Borrower and each of its Subsidiaries has filed all federal, state and local tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all Taxes upon it, its income and Properties as and when such Taxes are due and payable, except to the extent being Properly Contested. The provision for Taxes on the books of Borrower and its Subsidiaries are adequate for all years not closed by applicable statutes, and for its current fiscal year.

                 8.1.14.   Brokers.   There  are  no  claims  for
brokerage  commissions, finder's fees or investment banking  fees
in   connection  with  the  transactions  contemplated  by   this
Agreement.

                 8.1.15. Patents, Trademarks, Copyrights and Licenses. Borrower and its Subsidiaries each owns or possesses all Intellectual Property necessary for the present and planned future conduct of its business without any conflict with the rights of others; there is no objection to or pending Intellectual Property Claim with respect to any Borrower's right to use any such Intellectual Property and Borrower is not aware of any grounds for challenge or objection thereto; and, except as may be disclosed on Schedule 8.1.15, Borrower pays no royalty or other compensation to any Person for the right to use any Intellectual Property. All such patents, trademarks, service marks, tradenames, copyrights, licenses and other similar rights are listed on Schedule 8.1.15 hereto.

               8.1.16. Governmental Approvals. Each of Borrower and its Subsidiaries has, and is in good standing with respect to, all Governmental Approvals necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it.

                8.1.17. Compliance with Laws. Each of Borrower and its Subsidiaries has duly complied with, and its Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all Applicable Law (except to the extent that any such noncompliance with Applicable Law would not reasonably be expected to have a Material Adverse Effect) and there have been no citations, notices or orders of noncompliance issued to Borrower or any of the Subsidiaries under any such law, rule or regulation. No Inventory has been produced in violation of the Fair Labor Standards Act (29 U.S.C. ' 201 et seq.).

                8.1.18. Restrictions. Neither Borrower nor any of its Subsidiaries is a party or subject to any contract, agreement, or charter or other corporate restriction, which has or could be reasonably expected to have a Material Adverse Effect. Neither Borrower nor any of its Subsidiaries is a party or subject to any contract or agreement which restricts its right or ability to incur Debt, other than as set forth on
Schedule 8.1.18 hereto, none of which prohibit the execution of or compliance with this Agreement or the other Loan Documents by Borrower or any of its Subsidiaries, as applicable.

                8.1.19.   Litigation.  Except  as  set  forth  on
Schedule 8.1.19 hereto, there are no actions, suits, proceedings or investigations pending, or to the knowledge of Borrower, threatened, against or affecting Borrower or any of its Subsidiaries, or the business, operations, Properties, prospects, profits or condition of Borrower or any of its Subsidiaries, none of which if resolved adversely to Borrower or its Subsidiaries would have Material Adverse Effect. Neither Borrower nor any of its Subsidiaries is in default with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal.

                8.1.20. No Defaults. No event has occurred and no condition exists which would, upon or after the execution and delivery of this Agreement or Borrower's performance hereunder, constitute a Default or an Event of Default. Neither Borrower nor any of its Subsidiaries is in default, and no event has occurred and no condition exists which constitutes or which with the passage of time or the giving of notice or both would constitute a default, under any Material Contract or in the payment of any Debt to any Person for Money Borrowed.

                8.1.21. Leases. Schedule 8.1.21 hereto is a complete listing of all capitalized and operating leases of
Borrower and its Subsidiaries on the date hereof. Each of Borrower and its Subsidiaries is in full compliance with all of the terms of each of its respective capitalized and operating leases.

                8.1.22.   Pension Plans.  Except as disclosed  on
Schedule 8.1.22 hereto, neither Borrower nor any of its Subsidiaries has any Plan on the date hereof. Borrower and each of its Subsidiaries is in full compliance with the requirements of ERISA and the regulations promulgated thereunder with respect to each Plan. No fact or situation that could result in a material adverse change in the financial condition of Borrower or any of its Subsidiaries exists in connection with any Plan.
Neither Borrower nor any of its Subsidiaries has any withdrawal liability in connection with a Multiemployer Plan.

                8.1.23. Trade Relations. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between Borrower or any of its Subsidiaries and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of Borrower or any of its Subsidiaries, or with any material supplier, and there exists no condition or state of facts or circumstances which would materially affect adversely Borrower or any of its Subsidiaries or prevent Borrower or any of its Subsidiaries from conducting such business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

                8.1.24. Labor Relations. On the date hereof, there are no material grievances, disputes or controversies with any union or any other organization of Borrower's or any of its Subsidiaries' employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

                8.1.25. Investment Company Act; Public Utility Holding Company Act. No Obligor is an "investment company" or a "person directly or indirectly controlled by or acting on behalf of an investment company" within the meaning of the Investment Company Act of 1940, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935.

                8.1.26. Margin Stock. Neither Borrower nor any of the Subsidiaries is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

                 8.1.27.   No  Subsidiaries.   Borrower  has   no
Subsidiaries as of the date hereof.

     8.2. Reaffirmation of Representations and Warranties. Each representation and warranty contained in this Agreement and the other Loan Documents shall be deemed to be reaffirmed by Borrower on each date that Borrower requests an extension of credit under this Agreement, except for changes as to which Lender has consented or which are not violative of any provision of this Agreement. Notwithstanding the foregoing, representations and warranties which by their terms are applicable only to a specific date shall be deemed made only at and as of such date.

     8.3. Survival of Representations and Warranties. All representations and warranties of Borrower contained in this Agreement or any of the other Loan Documents shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto.

SECTION 9.COVENANTS AND CONTINUING AGREEMENTS

     9.1.   Affirmative  Covenants.   During  the  term  of  this
Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless otherwise consented to by Lender in writing, it shall and shall cause each Subsidiary to:

                 9.1.1. Visits and Inspections. Permit representatives of Lender, from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the Properties of Borrower and each of its Subsidiaries, inspect, audit and make extracts from Borrower's and each Subsidiary's books and records, and discuss with Borrower's officers, employees and independent accountant, Borrower's and each Subsidiary's business, assets, liabilities,
financial   condition,   business  prospects   and   results   of
operations.

                9.1.2. Notices. Notify Lender in writing promptly after Borrower's obtaining knowledge thereof (i) of the occurrence of any event or the existence of any fact which renders any representation or warranty in this Agreement or any of the other Loan Documents inaccurate, incomplete or misleading in any material respect; (ii) of the commencement of any litigation affecting Borrower or any of its Properties or the institution of any administrative proceeding which, if determined adversely to Borrower, would have a Material Adverse Effect;
(iii) at least 60 days prior thereto, of Borrower's opening of any new office or place of business or Borrower's closing of any existing office or place of business; (iv) of any labor dispute to which Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which it is a party or by which it is bound; (v) of the existence of any Default or Event of Default; or (vi) of any judgment rendered against Borrower in an amount exceeding $25,000.

                9.1.3. Financial Statements. Keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions; and cause to be prepared and furnished to Lender the following (all to be prepared in accordance with GAAP applied on a consistent basis, unless Borrower's certified public accountants concur in any change therein and such change is disclosed to Lender and is consistent with GAAP):

               (i) not later than 120 days after the close of each Fiscal Year of Borrower, unqualified audited financial statements of Borrower and its Subsidiaries as of the end of such year, on a Consolidated and consolidating basis, certified by a firm of independent certified public accountants of recognized standing selected by Borrower but acceptable to Lender (except for a qualification for a change in accounting principles with which the accountant concurs);

               (ii) not later than 30 days after the end of each month hereafter, including the last month of Borrower's Fiscal Year, unaudited interim financial statements of Borrower and its Subsidiaries as of the end of such month and of the portion of Borrower's Fiscal Year then elapsed, on a Consolidated and consolidating basis, certified by the controller of Borrower as prepared in accordance with GAAP and fairly presenting the Consolidated financial position and results of operations of Borrower and its Subsidiaries for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

               (iii) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which Borrower has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange;

                (iv) promptly after the filing thereof, copies of any annual report to be filed in accordance with ERISA in connection with each Plan; and

               (v) such other data and information (financial and otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral or Borrower's and each of its Subsidiaries' financial condition or results of operations.

          Concurrently with the delivery of the financial statements described in clause (i) of this Section 9.1.3, Borrower shall forward to Lender a copy of the accountants' letter to Borrower's management that is prepared in connection with such financial statements and also shall cause to be prepared and shall furnish to Lender a certificate of the aforesaid certified public accountants certifying to Lender that, based upon their examination of the financial statements of Borrower and its Subsidiaries performed in connection with their examination of said financial statements, they are not aware of any Default or Event of Default, or, if they are aware of such Default or Event of Default, specifying the nature thereof, and acknowledging, in a manner satisfactory to Lender, that they are aware that Lender is relying on such financial statements in making its decisions with respect to the Loans.

                9.1.4. Compliance Certificates. Concurrently with the delivery of the financial statements described in clause (i) of Section 9.1.3 and concurrently with the delivery of the monthly financial statement described in clause (ii) of
Section 9.1.3 ending a Fiscal Quarter, or more frequently if requested by Lender, Borrower shall cause to be prepared and furnished to Lender a Compliance Certificate executed by the controller of Borrower.

                9.1.5. Landlord and Storage Agreements. Upon Lender's written request, provide Lender with copies of all agreements between Borrower or any of its Subsidiaries and any landlord or warehouseman which owns any premises at which any Inventory may, from time to time, be kept.

                9.1.6.     Projections.  No later  than  30  days
prior to the end of each Fiscal Year of Borrower, deliver to Lender Projections of Borrower for the forthcoming Fiscal Year, quarter by quarter.

                9.1.7.     Taxes.    Pay and discharge all  Taxes
prior to the date on which such Taxes become delinquent or penalties attach thereto, except and to the extent only that such Taxes are being Properly Contested.

                9.1.8.    Compliance with Laws.  Comply with  all
Applicable  Law,  including all laws, statutes,  regulations  and ordinances regarding the collection, payment and deposit of Taxes, and all ERISA and Environmental Laws, and obtain and keep in force any and all Governmental Approvals necessary to the ownership of its Properties or to the conduct of its business, which violation or failure to obtain might have a Material Adverse Effect. Without limiting the generality of the foregoing, if any Environmental Release shall occur at or on any of the Properties of Borrower or any Subsidiary, Borrower shall, or shall cause the applicable Subsidiary to, act immediately to investigate the extent of, and to make appropriate remedial action to eliminate, such Environmental Release, whether or not ordered or otherwise directed to do so by any governmental authority.

               9.1.9. Insurance. In addition to the insurance required herein with respect to the Collateral, maintain with financially sound and reputable insurers, insurance with respect to its Properties and business against such casualties and contingencies of such type (including product liability, business interruption, larceny, embezzlement, or other criminal misappropriation insurance) and in such amounts as is customary in the business of Borrower or as otherwise reasonably required by Lender.

               9.1.10. Authority Consent. No later than January 20, 2003, Borrower shall have delivered to Lender a copy of a written consent of The Montgomery Airport Authority to Borrower's grant to Lender of a mortgage Lien in and the filing of a Mortgage with respect to all of Borrower's interest in and to the real Property leased by Borrower from such authority and a title insurance commitment with respect thereto in form reasonably acceptable to Lender.

     9.2. Negative Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless Lender has first consented thereto in writing, it shall not and shall not permit any Subsidiary to:

                9.2.1. Fundamental Changes. Enter into any transaction to merge, reorganize, consolidate or amalgamate with any Person, or liquidate, wind up or dissolve itself, except for mergers or consolidations of any Subsidiary with another Subsidiary.

               9.2.2. Loans. Make any loans or other advances of money to any Person other than to an officer or employee of Borrower or a Subsidiary for salary, travel advances, advances against commissions and other similar advances in the ordinary course of business.

                9.2.3. Total Debt. Create, incur, assume, or suffer to exist any Debt, except: (i) the Obligations;
(ii) Subordinated Debt existing on the Closing Date; (iii) Debt of any Subsidiary of Borrower to Borrower; (iv) accounts payable to trade creditors and current operating expenses (other than for Money Borrowed) which are not aged more than 120 days from billing date or more than 30 days from the due date, in each case incurred in the ordinary course of business and paid within such time period, unless the same are being Properly Contested;
(v) obligations to pay rent in connection with Borrower's business operations; (vi) Purchase Money Debt; (vii) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business; and (viii) Debt not included in paragraphs (i) through (vii) above which does not exceed at any time, in the aggregate, the sum of $25,000.

                9.2.4. Affiliate Transactions. Enter into, or be a party to any transaction with any Affiliate or stockholder, except: (i) the transactions contemplated by the Loan Documents;
(ii)  payment  of  customary  directors'  fees  and  indemnities;
(iii) Distributions to the extent permitted under Section 9.2.7 hereof; (iv) transactions with Affiliates that were consummated prior to the date hereof and have been disclosed to Lender prior to the Closing Date; and (v) in the ordinary course of and pursuant to the reasonable requirements of Borrower's or such Subsidiary's business and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable to Borrower or such Subsidiary than would obtain in a comparable arm's length transaction with a Person not an Affiliate or stockholder of Borrower or such Subsidiary.

                9.2.5.    Limitation on Liens.  Create or  suffer
to exist any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except:

               (i)  Liens at any time granted in favor of Lender;

                (ii) Liens for Taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) incurred in the ordinary course of Borrower's business and not yet due or being Properly Contested;

                (iii) Liens arising in the ordinary course of Borrower's business by operation of law or regulation, but only if payment in respect of any such Lien is not at the time required or the Debt secured by any such Lien is being Properly Contested and such Liens do not materially detract from the value of the Property of Borrower or materially impair the use thereof in the operation of Borrower's business;

                (iv) Purchase Money Liens securing Purchase Money
     Debt;

                (v) Liens securing Debt of a Subsidiary to Borrower or another such Subsidiary;

                (vi) Liens arising by virtue of the rendition, entry or issuance against Borrower or any Subsidiary, or any Property of Borrower or any Subsidiary, of any judgment, writ, order, or decree for so long as each such Lien is
     (a) either in existence for less than 20 consecutive days after it first arises or is being Properly Contested and
     (b) is at all times junior in priority to the Liens in favor of Lender;

                (vii) Liens incurred or deposits made in the ordinary course of business to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Money Borrowed), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts, provided that, to the extent any such Liens attach to any of the Collateral, such Liens are at all times subordinate and junior to the Liens upon the Collateral in favor of Lender;

                (viii) easements, rights-of-way, restrictions, covenants or other agreements of record and other similar charges or encumbrances on real Property of Borrower or a Subsidiary that do not interfere with the ordinary conduct of the business of Borrower or such Subsidiary;

                (ix) Liens in existence immediately prior to the Closing Date that are satisfied in full and released on the Closing Date as a result of the application of Borrower's cash on hand at the Closing Date or the proceeds of the Loans to be made on the Closing Date;

                (x) such other Liens as appear on Schedule 9.2.5 hereto; and

                (xi) such other Liens as Lender may hereafter approve in writing.

                9.2.6. Subordinated Debt. Make any payment of all or any part of any Subordinated Debt or take any other action or omit to take any other action in respect of any Subordinated Debt, except as otherwise permitted by the Subordination Agreement or by Lender in writing.

               9.2.7.     Distributions.   Declare  or  make  any
Distributions.

                9.2.8. Capital Expenditures. Make Capital Expenditures (including expenditures by way of capitalized leases) which, in the aggregate, as to Borrower and its
Subsidiaries, exceed $1,000,000 during the 2002 Fiscal Year and $500,000 during any Fiscal Year thereafter, provided that Borrower may submit to Lender its budget for Capital Expenditures in future Fiscal Years and Lender will consider in good faith modifications to the foregoing limitations.

               9.2.9.    [Reserved]

                9.2.10.   Disposition of Assets.  Sell, lease  or
otherwise dispose of any of its Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except (i) sales of Inventory in the ordinary course of business for so long as no Event of Default exists hereunder, (ii) a transfer of Property to Borrower by a Subsidiary of Borrower, and (iii) other dispositions expressly authorized by other provisions of the Loan Documents .

               9.2.11. Equity Interests of Subsidiaries. Permit any of its Subsidiaries to issue any additional Equity Interests except director's qualifying shares.

               9.2.12. Bill-and-Hold Sales, Etc. Make a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval or consignment basis, or any sale on a repurchase or return basis.

                9.2.13.  Restricted Investment.  Make or have any
Restricted Investment.

                9.2.14.   Tax Consolidation.  File or consent  to
the filing of any consolidated income tax return with any Person other than a Subsidiary.

                9.2.15.   Fiscal Year.  Establish a  fiscal  year
different from the Fiscal Year.

                9.2.16.   Directors=  and  Financing  Fees.   Pay
directors= fees or financing fees other than directors' fees to outside directors at current levels.

               9.2.17. Organization Documents. Amend, modify or otherwise change any of the terms or provisions and any of its Organization Documents as in effect on date hereof, except for changes that do not affect in any way Borrower's or such Subsidiary's rights and obligations to enter into and to perform the Loan Documents to which it is a party and to pay all of the Obligations and that do not otherwise have a Material Adverse Effect.

     9.3.  Specific Financial Covenants.  During the term of this
Agreement,  and  thereafter  for  so  long  as  there   are   any
Obligations   outstanding,  Borrower   covenants   that,   unless
otherwise consented to by Lender in writing, it shall not:

                9.3.1.     Fixed  Charge Coverage Ratio.   Permit
Borrower's Fixed Charge Coverage Ratio to be less than 1.5 to 1.0 as of the last day of each Fiscal Quarter hereafter, in each case for the period of 4 Fiscal Quarters then ending.

               9.3.2. Tangible Net Worth. Permit the Tangible Net Worth of Borrower to be less than $9,000,000 as of the last day  of  any Fiscal Quarter; provided, however, that on the  90th day of each Fiscal Year after the Closing Date, the minimum Tangible Net Worth required hereunder shall be thereafter increased by an amount equal to 50% of Borrower's Net Income for the immediately preceding Fiscal Year.

     SECTION 10.    CONDITIONS PRECEDENT

     10.1.Conditions Precedent to Initial Loans. Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Lender under the other sections of this Agreement, Lender shall not be required to fund any Loan requested by Borrower unless, on or before January 15, 2003, each of the following conditions has been and continues to be satisfied:

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

                 10.1.1. Documentation. Lender shall have received, in form and substance satisfactory to Lender and its counsel, a duly executed counterpart of this Agreement and the other Loan Documents, together with such additional documents, instruments and certificates as Lender and its counsel shall require in connection therewith from time to time, all in form and substance satisfactory to Lender and its counsel.

                10.1.2. Evidence of Perfection and Priority of Liens in Collateral. Lender shall have received copies of all filing receipts or acknowledgments issued by any governmental authority to evidence any filing or recordation necessary to perfect the Liens of Lender in the Collateral and evidence in form satisfactory to Lender that such Liens constitute valid and perfected Liens, and that there are no other Liens upon any Collateral except for Permitted Liens.

                10.1.3. Organization Documents. Lender shall have received a copy of the Organization Documents of Borrower, and all amendments thereto, certified by the Secretary of State or other appropriate official of the jurisdiction of Borrower's formation.

                10.1.4. Good Standing Certificates. Lender shall have received good standing certificates for Borrower, issued by the Secretary of State or other appropriate official of Borrower's jurisdiction of organization and each jurisdiction where Borrower has qualified to do business.

                10.1.5. Opinion Letters. Lender shall have received a favorable, written opinion of Balch & Bingham, LLP, counsel to Borrower, as to the transactions contemplated by this Agreement and the matters set forth in Exhibit D attached hereto.

                10.1.6. Insurance. Lender shall have received loss payable endorsements on Lender's standard form of loss payee endorsement naming Lender as loss payee together with endorsements naming Lender as a co-insured with respect to Borrower's liability insurance coverage.

                10.1.7. Disbursement Letter; Borrowing Base Certificate. Lender shall have received written instructions from Borrower directing application of proceeds of the initial Loans made pursuant to this Agreement, and an initial Borrowing Base Certificate from Borrower, in form satisfactory to Lender.

                10.1.8.   Dominion  Account.  Lender  shall  have
received  the  duly executed agreement establishing the  Dominion
Account with a financial institution acceptable to Lender for the collection or servicing of the Accounts.

                10.1.9. Landlord Agreements. Lender shall have received landlord or warehouseman agreements in substantially the form presented to Borrower with respect to certain premises leased by Borrower and which are disclosed on Schedule 7.1.1 hereto.

                10.1.10. Title Insurance Policies. Lender shall have received, had at least 15 days to review and found acceptable fully paid mortgagee title insurance policies (or binding commitments to issue title insurance policies, marked to Lender's satisfaction to evidence the form of such policies to be delivered after the Closing Date), in standard ALTA form, issued by a title insurance company satisfactory to Lender, each in an amount equal to not less than the fair market value of the real Property or leasehold interest (other than the real Property located in Indiana), as the case may be, subject to the Mortgages, insuring the Mortgages to create a valid Lien on all real Property and valid Liens on the leasehold interest described therein with no exceptions which Lender shall not have approved in writing and no survey exceptions.

                10.1.11.Survey. Lender shall have received and found acceptable an as-built survey with respect to each parcel of real Property comprising a part of the Collateral, which survey shall indicate the following: (i) an accurate metes and bounds or lot, block and parcel description of such Property;
(ii) the correct location of all buildings, structures and other improvements on such Property, including all streets, easements, rights of way and utility lines; (iii) the location of ingress and egress from such Property, and the location of any set-back or other building lines affecting such Property; and (iv) a certification by a registered land surveyor in form and substance acceptable to Lender, certifying to the accuracy and completeness of such survey and to such other matters relating to such real Property and survey as Lender shall require.

                10.1.12. Assignment of Claims Act Compliance. Borrower shall have entered into a appropriate written assignments of claims as may be reasonable and necessary to comply with the Assignment of Claims Act with respect all US government supply agreements of Borrower currently in force.

                10.1.13. Regions Documents. Borrower shall have entered into the Regions Documents and Lender and Regions shall have entered into the Intercreditor Agreement.

     10.2.Conditions Precedent to all Credit Extensions. Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Lender under the other sections of this Agreement, Lender shall not be required to make any Loan or otherwise extend any credit or other financial accommodations to or for the benefit of Borrower, unless and until each of the following conditions has been and continues to be satisfied:

                10.2.1.    No  Default.  No Default or  Event  of
Default exists at the time of, or would result from, the funding of such Loan or other extension of credit.

                10.2.2. No Litigation. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of any of the Loan Documents or the consummation of the transactions contemplated hereby or thereby.

                10.2.3.    No Material Adverse Effect.  No  event
shall have occurred and no condition shall exist which has or may be reasonably likely to have a Material Adverse Effect.

                10.2.4.    Current  Borrowing  Base  Certificate.
Lender shall have timely received a Borrowing Base Certificate in compliance with the provisions of Section 7.5.

     10.3.Limited Waiver of Conditions Precedent. If Lender shall make any Loans or otherwise extend any credit to Borrower under this Agreement at a time when any of the foregoing conditions precedent are not satisfied (regardless of whether the failure of satisfaction of any such conditions precedent was known or unknown to Lender), the funding of such Loans or the extension of such credit shall not operate as a waiver of the right of Lender to insist upon the satisfaction of all conditions precedent with respect to each subsequent borrowing requested by Borrower or a waiver of any Default or Event of Default as a consequence of the failure of any such conditions to be satisfied, unless Lender, in writing waives the satisfaction of any condition precedent in which event such waiver shall only be applicable for the specific instance given and only to the extent and for the period of time expressly stated in such written waiver.

SECTION 11.EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

     11.1.Events of Default. The occurrence of any one or more of the following events or conditions shall constitute an "Event of Default":

                11.1.1. Payment of Obligations. Borrower shall fail to pay on the due date thereof any of the other Obligations
(whether due at stated maturity, on demand, upon acceleration or otherwise).

                11.1.2. Misrepresentations. Any representation, warranty or other statement made or furnished to Lender by or on behalf of Borrower, any Subsidiary of Borrower or Guarantor in this Agreement, any of the other Loan Documents or any instrument, certificate or financial statement furnished in compliance with or in reference thereto proves to have been false or misleading in any material respect when made or furnished or when reaffirmed pursuant to Section 8.2 hereof.

                11.1.3. Breach of Specific Covenants. Borrower shall fail or neglect to perform, keep or observe any covenant contained in Sections 6.2, 6.3, 7.1.1, 7.1.2, 7.2, 9.1.1, 9.1.3,
9.2 or 9.3 hereof on the date that Borrower is required to perform, keep or observe such covenant.

               11.1.4. Breach of Other Covenants. Borrower shall fail or neglect to perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in Section 11.1 hereof) and the breach of such other covenant is not cured to Lender's satisfaction within 15 days after the sooner to occur of Borrower's receipt of notice of such breach from Lender or the date on which such failure or neglect first becomes known to any officer of Borrower; provided, however, that any such notice and opportunity to cure shall not apply in the case of any failure to perform, keep or observe any covenant which is not capable of being cured at all or within such 15 day period, or which has been the subject of a prior failure within the preceding 90 days, or which is a willful and knowing breach by Borrower.

                11.1.5. Default Under Security Documents/Other Agreements. Any event of default shall occur under, or Borrower shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the Security Documents or the Other Agreements and such default shall continue beyond any applicable grace period.

                11.1.6. Other Defaults. There shall occur any default or event of default on the part of Borrower under any agreement, document or instrument to which Borrower is a party or by which Borrower or any of its Property is bound, creating or relating to any Debt (other than the Obligations) if (i) such Debt is Subordinated Debt; (ii) if such Debt is evidenced by the Regions Note; or (iii) the payment or maturity of any other Debt in an amount exceeding $50,000 in the aggregate is accelerated in consequence of such event of default or demand for payment of such Debt is made.

                11.1.7.   Uninsured Losses.  Any  material  loss,
theft, damage or destruction of any of the Collateral not fully covered (subject to such deductibles as Lender shall have permitted) by insurance.

                11.1.8. Solvency. Any Obligor shall cease to be Solvent.

                11.1.9. Insolvency Proceedings. Any Insolvency Proceeding shall be commenced by or against Borrower (and, if against Borrower, the continuation of such Insolvency Proceeding for more than 45 days), or Borrower shall make any offer of settlement, extension or composition to Borrower's unsecured creditors generally.

               11.1.10. Business Disruption; Condemnation. There shall occur a cessation of a substantial part of the business of Borrower, any Subsidiary of Borrower or any Guarantor for a period which may be reasonably expected to have a Material Adverse Effect; or Borrower, any Subsidiary of Borrower or any Guarantor shall suffer the loss or revocation of any license or permit now held or hereafter acquired by Borrower or such Guarantor which is necessary to the continued or lawful operation of its business; or Borrower or any Guarantor shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which Borrower or any Guarantor leases, uses or occupies any Property shall be canceled or terminated prior to the expiration of its stated term; or any material part of the Collateral shall be taken through condemnation or the value of such Property shall be materially impaired through condemnation.

               11.1.11. [Reserved]

                11.1.12. ERISA. A Reportable Event shall occur which Lender, in its sole discretion, shall determine in good faith constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or if Borrower, any Subsidiary of Borrower or any Guarantor is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from Borrower's, such Subsidiary's or such Guarantor's complete or partial withdrawal from such Plan.

                11.1.13. Challenge to Loan Documents. Borrower, any Subsidiary of Borrower or any Guarantor, or any Affiliate of any of them, shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Lender.

                11.1.14. Repudiation of or Default Under Guaranty Agreement. Any Guarantor shall revoke or attempt to revoke the Guaranty Agreement signed by such Guarantor, shall repudiate such Guarantor's liability thereunder, or shall be in default under the terms thereof, or shall fail to confirm in writing, promptly after receipt of Lender's written request therefor, such Guarantor's ongoing liability under the Guaranty Agreement in accordance with the terms thereof.

                 11.1.15. Criminal Forfeiture. Borrower, any Subsidiary of Borrower or any Guarantor shall be criminally indicted or convicted under any law that could lead to a forfeiture of any Property of Borrower, any Subsidiary of Borrower or any Guarantor.

                11.1.16. Judgment. A judgment or order for the payment of money in an amount that exceeds the uncontested insurance available therefor by $50,000 or more shall be entered against the Borrower by any court and such judgment or order shall result in the creation of a Lien upon any asset of Borrower that is not a Permitted Lien.

     11.2.Acceleration of the Obligations. Without in any way limiting the right of Lender to demand payment of any portion of the Obligations payable on demand in accordance with this Agreement, upon or at any time after the occurrence of an Event of Default which remains uncured after the expiration of any applicable grace period and for so long as such Event of Default shall exist, Lender may in its discretion declare the principal
of   and  any  accrued  interest  on  the  Loans  and  all  other
Obligations to be, whereupon the same shall become without further notice or demand (all of which further notice and demand
Borrower  expressly  waives),  forthwith  due  and  payable   and
Borrower  shall forthwith pay to Lender the entire  principal  of
and   accrued  and  unpaid  interest  on  the  Loans  and   other
Obligations plus reasonable attorneys' fees and expenses if such principal and interest are collected by or through an attorney-at-
law.   Notwithstanding the foregoing, upon the occurrence  of  an
Event of Default specified in Section 11.1.9 hereof all of the Obligations shall become automatically due and payable without declaration, notice or demand by Lender and this Agreement shall automatically terminate as if terminated by Lender pursuant to
Section  5.2.1  and with the effect set forth  in  Section  5.2.4 hereof.

     11.3.Other Remedies. Upon and after the occurrence of an Event of Default which remains uncured after the expiration of any applicable grace period, and for so long as such Event of Default shall exist, Lender shall have and may exercise from time to time the following rights and remedies:

                11.3.1. All of the rights and remedies of a secured party under the UCC or under other Applicable Law, and all other legal and equitable rights and remedies to which Lender may be entitled under any of the Loan Documents, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents, and none of which shall be exclusive.

                11.3.2. The right to collect all amounts at any time payable to Borrower from any Account Debtor or other Person at any time indebted to Borrower.

               11.3.3. The right to take immediate possession of the Collateral, and to (i) require Borrower to assemble the Collateral, at Borrower's expense, and make it available to Lender at a place designated by Lender which is reasonably convenient to both parties, and (ii) enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the Property of Borrower, then Borrower agrees not to charge Lender for storage thereof).

               11.3.4. The right to sell or otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by Applicable Law, in lots or in bulk, for cash or on credit, all as Lender, in its sole discretion, may deem advisable. Borrower agrees that any requirement of notice to Borrower or any other Obligor of any proposed public or private sale or other disposition of Collateral by Lender shall be deemed reasonable notice thereof if given at least 10 days prior thereto, and such sale may be at such locations as Lender may designate in said notice. Lender shall have the right to conduct such sales on Borrower's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with Applicable Law. Lender shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set
off  the  amount  of  such price against  the  Obligations.   The
proceeds realized from the sale or other disposition of any Collateral may be applied, after allowing 2 Business Days for collection, first to the costs, expenses and attorneys' fees incurred by Lender in collecting the Obligations, in enforcing the rights of Lender under the Loan Documents and in collecting, retaking, completing, protecting, removing, storing, advertising for sale, selling and delivering any Collateral, second to interest accrued with respect to any of the Obligations; and third, to the principal of the Obligations. If any deficiency shall arise, Borrower and each Guarantor shall remain jointly and severally liable to Lender therefor.

Lender is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any
Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit.

     11.4.Setoff. In addition to any Liens granted under any of the Loan Documents and any rights now or hereafter available under Applicable Law, Lender is hereby authorized by Borrower at any time that an Event of Default exists, without notice to Borrower or any other Person (any such notice being hereby expressly waived) to set off and to appropriate and to apply any and all deposits, general or special (including Debt evidenced by certificates of deposit whether matured or unmatured (but not including trust or escrow accounts)) and any other Debt at any time held or owing by Lender or its Affiliates to or for the credit or the account of Borrower against and on account of the Obligations of Borrower arising under the Loan Documents to Lender, including all Loans and all claims of any nature or description arising out of or in connection with this Agreement, irrespective of whether or not (i) Lender shall have made any demand hereunder or (ii) Lender shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by this Agreement and even though such Obligations may be contingent or unmatured or (iii) the Collateral for the Obligations is adequate.

     11.5.Remedies Cumulative; No Waiver.

                11.5.1. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrower contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule or in any Guaranty Agreement given to Lender or contained in any other agreement between Lender and Borrower, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrower herein contained.

               11.5.2. The failure or delay of Lender to require strict performance by Borrower of any provision of this Agreement or to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and all other Obligations owing or to become owing from Borrower to Lender shall have been fully satisfied. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the other Loan Documents and no Event of Default by Borrower under this Agreement or any other Loan Documents shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Lender and directed to Borrower.

                11.5.3. If Lender shall accept performance by Borrower, in whole or in part, of any obligation that Borrower is required by any of the Loan Documents to perform only when a Default or Event of Default exists, or if Lender shall exercise any right or remedy under any of the Loan Documents that may not be exercised other than when a Default or Event of Default exists, Lender's acceptance of such performance by Borrower or Lender's exercise of any such right or remedy shall not operate to waive any such Event of Default or to preclude the exercise by Lender of any other right or remedy.

SECTION 12.MISCELLANEOUS

     12.1.Power of Attorney. Borrower hereby irrevocably designates, makes, constitutes and appoints Lender as Borrower's true and lawful attorney (and agent-in-fact) and Lender may, without notice to Borrower and in either Borrower's or Lender's name, but at the cost and expense of Borrower:

                12.1.1. At such time or times as Lender, in its sole discretion, may determine, endorse Borrower's name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of Lender or under Lender's control for the purpose of crediting such payments to the Obligations pursuant to the terms of this Agreement.

                 12.1.2. At such time or times during the existence of an Event of Default which was uncured after the expiration of any applicable grace period, as Lender in its sole discretion may determine: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of Borrower's rights and remedies with respect to the collection of the Accounts; (ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other
Collateral; (iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Lender deems advisable; (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (vi) receive, open and dispose of all mail addressed to Borrower and to notify postal authorities to change the address for delivery thereof to such address as Lender may designate; (vii) endorse the name of Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Lender on account of the Obligations; (viii) endorse the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and any other Collateral; (ix) use Borrower's stationery and sign the name of Borrower to verifications of the Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory and any other Collateral; (xi) make and adjust claims under policies of insurance; and (xii) do all other acts and things necessary, in Lender's determination, to fulfill Borrower's obligations under this Agreement.

     12.2.Indemnity. Borrower hereby agrees to indemnify and defend Lender and hold Lender harmless from and against any Claims against Lender as the result of Borrower's failure to observe, perform or discharge any of Borrower's duties hereunder. In addition, Borrower shall indemnify and defend Lender against and save Lender harmless from all Claims of any Person arising out of, related to, or with respect to any transactions entered into pursuant to this Agreement or any of the other Loan Documents or Lender's Lien upon any of the Collateral, excluding, however, Claims arising by reason of Lender's own gross negligence or intentional misconduct. Without limiting the generality of the foregoing, this indemnity shall extend to any Claims asserted against Lender by any Person under any Environmental Laws or similar laws by reason of Borrower's or any other Person's failure to comply with laws applicable to solid or hazardous waste materials or other toxic substances. Additionally, if any Taxes (excluding Taxes imposed upon or measured solely by the net income of Lender, but including, any intangibles tax, stamp tax, recording tax or franchise tax) shall be payable by Lender or Obligor on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the other Loan Documents, or the creation of any of the Obligations hereunder, by reason of any existing or hereafter enacted federal, state, foreign or local statute, rule or regulation, Borrower will pay (or will promptly reimburse Lender for the payment of) all such Taxes, including any interest and penalties thereon, and will indemnify, defend and hold Lender harmless from and against all liability in connection therewith. Notwithstanding any contrary provision in this Agreement, the obligation of Borrower under this Section 12.2 shall survive the payment in full of the Obligations and the termination of this Agreement.

     12.3.Modification of Agreement; Sale of Interest. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Borrower and Lender. Borrower may not sell, assign or transfer any interest in this Agreement, any of the other Loan Documents, or any of the Obligations, or any portion thereof, including Borrower's rights, title, interests, remedies, powers, and duties hereunder or thereunder. Borrower hereby consents to Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of the Obligations, this Agreement and any of the other Loan Documents, or of any portion hereof or thereof, including Lender's rights, title, interests, remedies, powers, and duties hereunder or thereunder. In the case of an assignment, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were "Lender" hereunder and Lender shall be relieved of all obligations hereunder upon any such assignment. Borrower agrees that it will use its best efforts to assist and cooperate with Lender in any manner reasonably requested by Lender to effect the sale of participations in or assignments of any of the Loan Documents or any portion thereof or interest therein, including assisting in the preparation of appropriate disclosure documents. Borrower further agrees that Lender may disclose credit information regarding Borrower and its Subsidiaries to any potential participant or assignee.

     12.4.Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     12.5.Successors  and  Assigns.  This  Agreement,  the  Other
Agreements and the Security Documents shall be binding upon and inure to the benefit of the successors and assigns of Borrower and Lender permitted under Section 12.3 hereof.

     12.6.Cumulative Effect; Conflict of Terms. The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in Section 4.2 hereof and except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

     12.7.Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

     12.8.Notice. All notices, requests and demands to or upon a party hereto shall be in writing and shall be sent by certified or registered mail, return receipt requested, personal delivery against receipt or by telecopier or other facsimile transmission and shall be deemed to have been validly served, given or delivered when delivered against receipt or 3 Business Days after deposit in the U.S. mail, postage prepaid, or, in the case of facsimile transmission, when received at the office where the noticed party's telecopier is located, in each case addressed as follows:

          If to Lender:            Citizens Business Credit
                                   100 Galleria Parkway,
                                   Suite 1655
                                   Atlanta, Georgia 30339
                                   Attention: Office Head
                                   Facsimile No.: 770.850.4895

          If to Borrower:          Miltope Corporation
                                   3800 Richardson Road South
                                   Hope Hull, Alabama 36043
                                   Attention: Mr. Thomas Dickinson,
                                   President
                                   Facsimile No.: 334.613.6302

or to such other address as each party may designate for itself by notice given in accordance with this Section 12.8. Any written notice or demand that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice is actually received by the noticed party.

     12.9.Credit  Inquiries.   Borrower  hereby  authorizes   and
permits Lender (but Lender shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning Borrower or any of its Subsidiaries.

     12.10.Time of Essence. Time is of the essence of this Agreement, the Other Agreements and the Security Documents.

     12.11.Entire Agreement; Exhibits. This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written. Appendix A and each of the Exhibits attached hereto are incorporated into this Agreement and by this reference made a part hereof.

     12.12.Governing Law; Consent To Forum. This Agreement has been negotiated, executed and delivered at and shall be deemed to have been made in Atlanta, Georgia. This Agreement shall be governed by and construed in accordance with the laws of the
State of Georgia: provided, however, that if any of the Collateral shall be located in any jurisdiction other than Georgia, the laws of such jurisdiction shall govern the method, manner and procedure for foreclosure of Lender's Lien upon such Collateral and the enforcement of Lender's other remedies in respect of such Collateral to the extent that the laws of such jurisdiction are different from or inconsistent with the laws of Georgia. As part of the consideration for new value received, and regardless of any present or future domicile or principal place of business of Borrower or Lender, Borrower hereby consents and agrees that the Superior Court of Fulton County, Georgia, or, at Lender's option, the United States District Court for the Northern District of Georgia, Atlanta Division, shall have jurisdiction to hear and determine any claims or disputes between Borrower and Lender pertaining to this Agreement or to any matter arising out of or related to this Agreement. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such Court, and Borrower hereby waives any objection which Borrower may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such Court.

     12.13. Waivers by Borrower. To the fullest extent permitted by Applicable Law, Borrower waives (i) the right to trial by jury (which Lender hereby also waives) in any action, suit, proceeding or counterclaim of any kind arising out of or related to any of the Loan Documents, the Obligations or the Collateral;
(ii) presentment, demand and protest and notice of presentment, protest, default, non payment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Lender on which Borrower may in any way be liable and hereby ratifies and confirms whatever Lender may do in this regard; (iii) notice prior to taking possession or control of the Collateral or any bond or security which might be required by any Court prior to allowing Lender to exercise any of Lender's remedies; (iv) the benefit of all valuation, appraisement and exemption laws; and (v) notice of acceptance hereof. Borrower acknowledges that the foregoing waivers are a material inducement to Lender's entering into this Agreement and that Lender is relying upon the foregoing waivers in its future dealings with Borrower. Borrower warrants and represents that it has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the Court.

     IN WITNESS WHEREOF, this Agreement has been duly executed in Atlanta, Georgia, on the day and year specified at the beginning of this Agreement.



                            MILTOPE CORPORATION ("Borrower")



                            By:___________________________________
                                       Title: President


                               Accepted in Atlanta, Georgia:

                               CITIZENS BUSINESS CREDIT, a division
                               of Citizens Leasing Corporation
                               ("Lender")


                            By:___________________________________

                            Title:______________________________

                            EXHIBIT A
                          -------------
                          REVOLVER NOTE
                                                  January 6, 2003
U.S $8,000,000.00                                Atlanta, Georgia

     FOR VALUE RECEIVED, the undersigned, MILTOPE CORPORATION ("Borrower"), an Alabama corporation, hereby unconditionally promises to pay to the order of CITIZENS BUSINESS CREDIT, a division of Citizens Leasing Corporation (herein, together with any subsequent holder hereof, called the "Holder") the principal sum of $8,000,000.00 or such lesser sum as may constitute the outstanding principal amount of all Revolver Loans pursuant to the terms of the Loan Agreement (as defined below) on the date on which such outstanding principal amounts become due and payable pursuant to Section 4.2 of the Loan Agreement, in strict accordance with the terms thereof. Borrower likewise unconditionally promises to pay to Holder interest from and after the date hereof on the outstanding principal amount of Revolver Loans at such interest rates, payable at such times, and computed in such manner as are specified in Sections 3.1 and 4.2 of the Loan Agreement, in strict accordance with the terms thereof.

     This Revolver Note ("Note") is issued pursuant to, and is the "Revolver Note" referred to in, the Loan and Security Agreement dated the date hereof (as the same may be amended from time to time, the "Loan Agreement"), between Borrower and Holder and is and shall be entitled to all benefits thereof and of all Loan Documents executed and delivered in connection therewith. All capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Loan Agreement.

     The repayment of the principal balance of this Note is subject to the provisions of Section 4.2 of the Loan Agreement. The entire unpaid principal balance and all accrued interest on this Note shall be due and payable immediately upon the termination of the Loan Agreement as set forth in Section 5.2.4 of the Loan Agreement.

     All payments of principal and interest shall be made in Dollars in immediately available funds as specified in the Loan
Agreement.

     Upon or after the occurrence of an Event of Default that is uncured after the expiration of any applicable grace period and for so long as such Event of Default exists, the principal balance and all accrued interest of this Note may be declared due and payable in the manner and with the effect provided in the Loan Agreement, and the unpaid principal balance hereof shall bear interest at the Default Rate as and when provided in
Section 3.1.5 of the Loan Agreement. Borrower agrees to pay, and save Holder harmless against, any liability for the payment of, all costs and expenses, including, but not limited to, reasonable attorneys' fees actually incurred, if this Note is collected by or through an attorney-at-law.

     All principal amounts of Revolver Loans made by Holder to Borrower pursuant to the Loan Agreement, and all accrued and unpaid interest thereon, shall be deemed outstanding under this Note and shall continue to be owing by Borrower until paid in accordance with the terms of this Note and the Loan Agreement.

     In no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof or otherwise, shall the amount paid or agreed to be paid to Holder for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto; and, in the event of any such payment inadvertently paid by Borrower or inadvertently received by Holder, such excess sum shall be, at Borrower's option, returned to Borrower forthwith or credited as a payment of principal, but shall not be applied to the payment of
interest.   It  is  the intent hereof that Borrower  not  pay  or
contract to pay, and that Holder not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrower under Applicable Law.

     Time is of the essence of this Note. To the fullest extent permitted by Applicable Law, Borrower, for itself and its legal representatives, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws.

     Wherever possible each provision of this Note shall be interpreted in such a manner as to be effective and valid under Applicable Law, but if any provision of this Note shall be prohibited or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of Holder in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Holder of any right or remedy preclude any other right or remedy. Holder, at its option, may enforce its rights against any Collateral securing this Note without Holder enforcing its rights against any Borrower, any Guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to Borrower. Borrower agrees that, without releasing or impairing Borrower's liability hereunder, Holder may at any time release, surrender, substitute or exchange any Collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

     The rights of Holder and obligations of Borrower hereunder shall be construed in accordance with and governed by the laws (without giving effect to the conflict of law principles thereof) of the State of Georgia. This Note is intended to take effect as an instrument under seal under Georgia law.

     IN WITNESS WHEREOF, Borrower has caused this Note to be executed under seal and delivered by its duly authorized officers on the date first above written.


                                   BORROWER:

                                   MILTOPE CORPORATION



                                   By:___________________________
                                          Title: President

                            EXHIBIT B
                            ---------

                   BORROWING BASE CERTIFICATE
                   --------------------------
      (Format and criteria subject to modification based on
        results of current and future field examinations)



VIA FACSIMILE
------------
Citizens Business Credit               Miltope Corporation
100 Galleria Parkway
Suite 1655                             Borrowing Base Certificate
Atlanta, Georgia 30339
                                       Certificate#: _________
Attention: Ms. Leigh Lones             Date Submitted: _________
                                       For the period ended ______

A.   ACCOUNTS RECEIVABLE (based on invoice dated a/r aging)
     -----------------------------------------------------
1.   a.  Eligible Accounts Receivable        $____________
     b.  Advance Rate                        85%
     c.  Accounts Availability               $____________

B.   TOTAL ACCOUNTS RECEIVABLE AVAILABILITY  $____________
     --------------------------------------

C.   INVENTORY
     ---------
1.   a.  Eligible Inventory (parts, units)   $____________
     b.  Advance Rate                        24%
     c.  Inventory Availability              $____________(not to
                                              exceed $2,000,000)

D.   TOTAL INVENTORY AVAILABILITY            $____________
     ---------------------------

E.   TOTAL OF LINES B AND D                  $____________
     ----------------------

F.   MAXIMUM LOAN AMOUNT                     $8,000,000
     -------------------

F.   LESSER OF LINES E OR F                  $____________
     ----------------------

G.   LOAN BALANCE
     ------------

1.   Beginning Loan Balance             $_____________

2.   Plus Revolver Loans Requested      $_____________

3.   Less Loan Collections              $_____________

4.   Adjustments (attach explanation)   $_____________

H.   ENDING LOAN BALANCE                     $____________
     -------------------
I.   TOTAL EXCESS AVAILABILITY (LINE F LESS LINE H)  $____________
     ---------------------------------------------

  The undersigned hereby represents and warrants that the foregoing is accurate and complete in all material respects and conforms with the representations regarding Eligible Accounts and Eligible Inventory as set forth in the Loan and Security Agreement between us, as in force at any date. The undersigned further represents and warrants that no Default or Event of Default has occurred and is continuing under such Loan Agreement. Borrower understands that Citizens Business Credit will extend to Borrower Revolver Loans in reliance upon the information contained herein.


                              MILTOPE CORPORATION


                              By:_____________________________

                              Title:__________________________

                              Date:___________________________

                         SCHEDULE 7.1.1

                       BUSINESS LOCATIONS
                       ------------------

1. Borrower currently has the following business locations, and no others:

    Chief Executive Office:      3800 Richardson Road South
                                 Hope Hull, Alabama 36043

    Other Locations:             3082 Sterling Circle
                                 Boulder, Colorado 80301


2.  Borrower   maintains  its  books  and  records  relating   to
    Accounts and General
    Intangibles at:


                                 3800 Richardson Road South
                                 Hope Hull, Alabama 36043



3. Borrower has had no office, place of business or agent for process located in any county other than as set forth above.


4.  Borrower has no Subsidiaries.

                         SCHEDULE 8.1.1

               JURISDICTIONS IN WHICH BORROWER IS
               ----------------------------------
                    AUTHORIZED TO DO BUSINESS
                    -------------------------



          Name of Entity                    Jurisdictions
          --------------                    -------------


        MILTOPE CORPORATION                   Alabama

                         SCHEDULE 8.1.4

                        CAPITAL STRUCTURE
                        -----------------

1. The classes and number of authorized shares of Borrower are as follows:

      Common stock.

2.  There are no other outstanding Securities of Borrower.

3. Borrower has no subsidiaries or corporate or joint venture Affiliates.

                         SCHEDULE 8.1.5

                         CORPORATE NAMES
                         ---------------


1.  Borrower's correct corporate name is MILTOPE CORPORATION

                         SCHEDULE 8.1.15

          PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES
          --------------------------------------------
              NECESSARY FOR THE CONDUCT OF BUSINESS
              -------------------------------------

1.  Borrower has the following patents, copyrights and trademarks:

                             PATENTS

   PATENT NUMBER       REGISTRATION DATE           TITLE
   ------------       -------------------  -----------------------
5,297,711             3/29/94              Perforated web
                                           transport system

5,297,124             3/22/94              Tape drive emulation
                                           system for a disk
                                           drive

5,214,415             5/25/93              Cursor control
                                           assembly with
                                           electromagnetic
                                           shielding

5,142,427             8/25/92              Magnetic transducer
                                           pressure pad

4,994,823             2/19/91              Color striping
                                           thermal printer

4,788,559             11/29/88             Apparatus and method
                                           for removing an
                                           image from the
                                           ribbon of a thermal
                                           transfer printer

4,726,293             2/23/88              Wrinkle-preventing
                                           passive roller
                                           system for printing
                                           machines

4,725,858             2/16/88              Roller pressure
                                           unloading means for
                                           a thermal printing
                                           mechanism

4,642,715             2/10/87              Environmental
                                           conditioning and
                                           safety system for
                                           disk-type mass
                                           memories

                           TRADEMARKS


   SERIAL NUMBER        APPLICATION DATE         WORD MARK
   -------------        ----------------         ---------
    75350229                9/2/97                ENIGMA
    75013341               11/1/95                PROWLER


2. Borrower has licenses relating to the use of software and equipment in the ordinary course of its business.

                         SCHEDULE 8.1.18

      CONTRACTS RESTRICTING BORROWER'S RIGHT TO INCUR DEBTS
      -----------------------------------------------------

    There are no contracts that restrict the right of Borrower to incur Debt.

                         SCHEDULE 8.1.19

                           LITIGATION
                           ----------

1. There are no actions, suits, proceedings and investigations pending against Borrower.


2. There are no threatened actions, suits, proceedings or investigations of which Borrower is aware.

                         SCHEDULE 8.1.21

                       CAPITALIZED LEASES
                       ------------------

    Borrower has no capitalized leases.

                         SCHEDULE 8.1.22

                          PENSION PLANS
                          -------------

1.  401(k) plan.

                            EXHIBIT C

                 FORM OF COMPLIANCE CERTIFICATE

                    [Letterhead of Borrower]




                    __________________, 200__




Citizens Business Credit
Suite 1655
100 Galleria Parkway
Atlanta, Georgia 30339
Attention: Ms. Leigh Lones


     The undersigned, the controller of MILTOPE CORPORATION., an Alabama corporation ("Borrower"), gives this certificate to Citizens Business Credit ("Lender") in accordance with the requirements of Section 9.1.3 of that certain Loan and Security Agreement dated as of January 6, 2003, between Borrower and Lender ("Loan Agreement"). Capitalized terms used in this Certificate, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement.

             1. Based upon my review of the balance sheets and statements of income of Borrower for the [fiscal year]
[quarterly period] ending __________________, 20__, copies of which are attached hereto, I hereby certify that:

               (a) Fixed Charge Coverage Ratio is ____ to 1
     (minimum: not less than ___ to 1);

               (b) Tangible Net Worth is $______ (minimum:
     not less than $__________);

               (c) Capital Expenditures during the period and for the fiscal year to date total $__________ and $__________, respectively (maximum: $__________ annually).

            2. No default exists on the date hereof under any lease covering business premises leased by Borrower, other than: _________________________________ [if none, so state]; and

            3. No Default exists on the date hereof, other than: __________________
________________________________________________ [if none, so state]; and

            4.     No Event of Default exists on the date
hereof, other than __________
____________________________________________________ [if none, so state].

            5. As of the date hereof, Borrower is current in its payment of all accrued rent and other charges to Persons who own or lease any premises where any of the Collateral is located, and there are no pending disputes or claims regarding Borrower's failure to pay or delay in payment of any such rent or other charges.

                                  Very truly yours,




                                  _______________________________
                                            Controller

                            EXHIBIT D
                            ---------


                   OPINION LETTER REQUIREMENTS


     Borrowers' counsel's opinion letter should address the following in a manner satisfactory to Lender:

1. Borrower's due incorporation, valid existence, good standing and qualification as a foreign corporation.

2.  Corporate name of Borrower.

3. Borrower's corporate power to execute, deliver and perform the Loan Documents to which it is a party.

4.   Borrower's due authorization to execute, deliver and perform
the   Loan  Documents,  and  their  due  execution  and  delivery thereof.

5. Borrower's execution, delivery and performance of the Loan Documents do not (a) violate the articles or bylaws, (b) cause a breach or default under any agreement, (c) violate any law, regulation, judgment or order, or (d) result in or require a Lien or other encumbrance other than in favor of Lender.

7.   The  Loan Documents as legal, valid and binding obligations,
enforceable  against  all  Obligors  in  accordance  with   their
respective terms, subject to standard bankruptcy and other creditor's rights and equity exceptions.

8.    Counsel's  lack  of  knowledge  of  litigation   or   other
proceedings, except as disclosed in Loan Agreement.

9. Absence of any registration, filing, consent or approval requirement of governmental authority in connection with the execution, delivery and performance of the Loan Documents.

10. Non-violation by the Loan Documents of any Applicable Laws relating to interest or usury.

11. Due payment of all applicable taxes and fees required to be paid in connection with the Loans, the Loan Documents, UCC-1 financing statements and other Security Documents.

12. Creation in favor of Lender of a duly perfected security interest in the Collateral described in the Security Documents.

13. Absence of requirement under the laws of applicable states for Lender to qualify in such states to enter into or enforce the provisions of the Loan Documents.

                         SCHEDULE 9.2.5

                         PERMITTED LIENS
                         ---------------

        Secured Party                 Nature of Lien
      -----------------          ------------------------------
      Regions Bank, N.A.         Security interest in all
                                 inventory, receivables and
                                 instruments of Borrower, all
                                 documents and files related to
                                 such collateral and all
                                 proceeds and products of such
                                 collateral

                                 All personal property and
                                 fixtures and interests of
                                 Borrower as described in Real
                                 Estate Mortgage and Security
                                 Agreement dated January 1, 1995

                                 Specified Equipment


      Innovative Strategic       All property of Borrower
      Advanced Systems, Inc.


      IBM Credit Corporation     Specified leased equipment


      GE Capital Corporation     Specified leased equipment



      Telogy, Inc.               Specified leased equipment



      Leasing Partners           Specified leased equipment



________________________________________________________________


                        MILTOPE CORPORATION
________________________________________________________________







________________________________________________________________

________________________________________________________________





                 LOAN  AND  SECURITY  AGREEMENT

                     Dated: January 6, 2003

                           $8,000,000




________________________________________________________________

________________________________________________________________








________________________________________________________________


                    CITIZENS BUSINESS CREDIT
________________________________________________________________

                       TABLE OF CONTENTS



SECTION 1. DEFINITIONS; RULES OF CONSTRUCTION              - 1 -
     1.1.  Definitions.                                    - 1 -
     1.2.  Accounting Terms.                              - 17 -
     1.3.  Other Terms.                                   - 17 -
     1.4.  Certain Matters of Construction.               - 17 -

SECTION 2. CREDIT  FACILITIES                             - 18 -
     2.1.  Revolver Loans.                                - 18 -

SECTION 3. INTEREST,  FEES  AND  CHARGES                  - 20 -
     3.1   Interest                                       - 20 -
     3.2.  Fees.                                          - 23 -
     3.3.  Computation of Interest and Fees.              - 23 -
     3.4.  Reimbursement of Expenses.                     - 23 -
     3.5.  Bank Charges.                                  - 24 -
     3.6.  Maximum Interest.                              - 24 -
     3.7.  Illegality.                                    - 25 -
     3.8.  Increased Costs.                               - 25 -
     3.9.  Capital Adequacy.                              - 26 -
     3.10. Funding Losses.                                - 27 -

SECTION 4. LOAN ADMINISTRATION                            - 27 -
     4.1.  Manner of Borrowing Revolver Loans.            - 27 -
     4.2.  Payment of Other Obligations.                  - 29 -
     4.3.  Application of Payments and Collections.       - 30 -
     4.4.  All Loans to Constitute One Obligation.        - 30 -
     4.5.  Loan Account.                                  - 30 -
     4.6.  Statements of Account.                         - 30 -
     4.7.  Marshalling; Payments Set Aside.               - 30 -

SECTION 5. TERM  AND  TERMINATION                         - 31 -
     5.1.  Term of Agreement.                             - 31 -
     5.2.  Termination.                                   - 31 -

SECTION 6. COLLATERAL SECURITY                            - 32 -
     6.1.  Grant of Security Interest in Collateral.      - 32 -
     6.2.  Lien Perfection; Further Assurances.           - 32 -
     6.3.  Lien on Deposit Accounts.                      - 33 -
     6.4.  [Lien on Real Estate] [Other Collateral].      - 33 -

SECTION 7. COLLATERAL ADMINISTRATION                      - 33 -
     7.1.  General.                                       - 33 -
     7.2.  Administration of Accounts.                    - 34 -
     7.3.  Administration of Inventory.                   - 35 -
     7.4.  Payment of Charges.                            - 36 -

SECTION 8. REPRESENTATIONS AND WARRANTIES                 - 36 -
     8.1.  General Representations and Warranties.        - 36 -
     8.2.  Reaffirmation of Representations and
           Warranties.                                    - 40 -
     8.3.  Survival of Representations and Warranties.    - 40 -

SECTION 9. COVENANTS AND CONTINUING AGREEMENTS            - 40 -
     9.1.  Affirmative Covenants.                         - 40 -
     9.2.  Negative Covenants.                            - 43 -
     9.3.  Specific Financial Covenants                   - 45 -

SECTION 10. CONDITIONS PRECEDENT                          - 46 -
     10.1.  Conditions Precedent to Initial Loans.        - 46 -
     10.2   Conditions Precedent to all Credit
            Extensions.                                   - 48 -

SECTION 11. EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON
            DEFAULT                                       - 49 -
     11.1.  Events of Default.                            - 49 -
     11.2.  Acceleration of the Obligations.              - 50 -
     11.3.  Other Remedies.                               - 51 -
     11.4.  Setoff.                                       - 52 -
     11.5.  Remedies Cumulative; No Waiver.               - 52 -

SECTION 12. MISCELLANEOUS                                 - 53 -
     12.1.  Power of Attorney.                            - 53 -
     12.2.  Indemnity.                                    - 53 -
     12.3.  Modification of Agreement; Sale of Interest.  - 54 -
     12.4.  Severability.                                 - 54 -
     12.5.  Successors and Assigns.                       - 54 -
     12.6.  Cumulative Effect; Conflict of Terms          - 54 -
     12.7.  Execution in Counterparts.                    - 54 -
     12.8.  Notice.                                       - 54 -
     12.9.  Lender's Consent.                             - 55 -
     12.10. Credit Inquiries.                             - 55 -
     12.11. Time of Essence.                              - 55 -
     12.12. Entire Agreement; Appendix A and Exhibits.    - 55 -
     12.13. Interpretation.                               - 56 -
     12.14. Governing Law; Consent To Forum.              - 56 -
     12.15. Waivers by Borrower.                          - 56 -

                        LIST OF EXHIBITS
                        ---------------

Exhibits
--------
Exhibit A Revolver Note
Exhibit B Borrowing Base Certificate
Exhibit C Compliance Certificate
Exhibit D Opinion Letter

Schedules
---------
Borrower's and each Subsidiary's Business Locations
Jurisdictions in which Borrower and each Subsidiary is Authorized to do Business
Capital Structure of Borrower
Corporate Names
Patents, Trademarks, Copyrights and Licenses
Contracts Restricting Borrower's Right to Incur Debts
Litigation
Capitalized and Operating Leases
Pension Plans
Permitted Liens